As filed with the U.S. Securities and Exchange Commission on August 12, 1999
                          Registration No. 333 - 72173
--------------------------------------------------------------------------------


                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549
                                  ------------

                                 AMENDMENT NO. 1
                                  ON FORM SB-2
                                       TO
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                                   -----------

                                  SYTRON, INC.
                 (Name of Small Business Issuer in Its Charter)

           Pennsylvania                     3600                            22-3200841
           ------------                     ----                            ----------
   (State or Jurisdiction of      (Primary Standard Industrial        (I.R.S. Employer
 Incorporation or Organization)    Classification Code Number)        Identification No.)

                                   -----------

                              2770 Industrial Lane
                           Broomfield, Colorado 80020
                                 (303) 469-6100
          (Address and telephone number of principal executive offices)
                                  ------------

                              2770 Industrial Lane
                           Broomfield, Colorado 80020
                                 (303) 469-6100
                   (Address of principal place of business or
                      intended principal place of business)
                                  ------------

                           Robert B. Howard, President
                              2770 Industrial Lane
                            Broomfield Colorado 80020
                                 (303) 469-6100
            (Name, address and telephone number of agent for service)
                                   ----------

                                   Copies to:

                             Andrew J. Goodman, Esq.
                              Jay J. Jacobson, Esq.
                         Bresler Goodman & Unterman, LLP
                                521 Fifth Avenue
                            New York, New York 10175
                                 (212) 661-2150

Approximate date of proposed sale to the public: From time to time after the effective date of this Registration Statement.

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]


                                 CALCULATION OF REGISTRATION FEE

Title of Each Class                         Proposed Maximum          Proposed Maximum
of Securities to be       Amount to be      Offering Price Per        Aggregate Offering      Amount of
Registered                Registered        Share                     Price (1)               Registration Fee (2)
--------------------      -------------     ------------------        ------------------      --------------------
Common  Stock,
$0.01 par  value          4,658,822 shs.          $0.3594                 $866,073                   $240.77


(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 (a). 2,249,045 shares were registered with original registration statement filed on February 11, 1999, leaving an additional 2,409,777 shares being originally registered with this Amendment No. 1.

(2) Pursuant to Rule 457(g), the registration fee has been calculated at the average of the bid and asked price as reported on the Over- the-Counter Bulletin Board as of August 9, 1999, which was $0.3594.


     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                  Subject to Completion, Dated August 12, 1999


     The information in this prospectus is not complete and may be changed. We may complete or amend this prospectus without notice. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.


                                   Prospectus

                                  SYTRON, INC.

                        4,658,822 shares of Common Stock
                         offered by Selling Stockholders
                         -------------------------------

     This offering is being made on behalf of various selling stockholders, principally Crescent International Limited (whom we call "Crescent"), and not by Sytron. Crescent, which is offering 2,836,074 Shares out of the total of 4,658,822 Shares being offered, may be deemed to be an underwriter within the meaning of the Securities Act of 1933, as amended. Any brokers or dealers who are engaged by Crescent to represent it in making sales of the shares may also be considered to be underwriters.





                                   ----------
                                 Trading Symbol:
                         NASD OTC Bulletin Board - SITR
                    ----------------------------------------






You Should Consider Carefully The Risk Factors Beginning on Page 5 Of This Prospectus.

Neither the Securities and Exchange Commission Nor Any State Securities Commission Has Approved These Securities Or Determined That This Prospectus Is Accurate Or Complete. Any Representation To The Contrary Is A Criminal Offense.

                                August 12, 1999.

                               PROSPECTUS SUMMARY

The Company

     Sytron, Inc. provides security and access control devices, systems and services intended for commercial, industrial and governmental end-users. We derive our revenues from the sale of products and services to customers who use such access control and secure operations for a variety of facilities, including commercial and industrial buildings, campuses, prisons, airports, and garages and parking areas. Our main product categories include magnetic and radio frequency card readers and encoders; security system communication devices, and local stations; high security portals; integrated facilities management software; and parking facilities control equipment.

     Our business strategy has been:

     o to market our products and services through independent sales representatives and a variety of other distribution channels;

     o    to develop product and system upgrades and peripheral devices; and

     o to continue acquiring smaller independent producers of commercial security products.

     Sytron's principal offices and its manufacturing and assembly facilities are at 2770 Industrial Lane, Broomfield, Colorado, 80020. Our telephone number is (303) 469-6100.

The Offering

     The offering is made only by selling stockholders. The largest of them is Crescent. In addition to Crescent, there are 14 other selling stockholders. The offering consists of an aggregate of 4,658,822 shares of $0.01 par value common stock of Sytron, Inc. Please see "Crescent Financing" to see how the shares have been issued or are issuable to Crescent. Please see "Selling Stockholders" to see how shares have been issued or are issuable to other selling stockholders. The offering will consist of:

Shares held by Crescent .........................................     339,712

Shares to be issued to Crescent as a commitment
fee within 60 days ..............................................      76,019

Shares to be issued to Crescent as a commitment
fee within 6 months .............................................      73,981

Shares issuable upon exercise of certain warrants  held by
Crescent at exercise prices ranging
generally from $0.010 to $3.375 per share .......................      826,000

Shares issuable to Crescent  pursuant
to a Convertible Promissory Note ................................    1,520,362

Shares held by Werren Holdings Limited ..........................      691,384

Shares held by Springhill Holdings Limited ......................      554,841

Shares held by other selling stockholders .......................      253,603

Shares  issuable  upon  exercise  of certain
warrants  held by various  selling
stockholders at exercise prices
ranging generally from $0.625 to $2.50 per share ................      322,920

     We will not receive any proceeds from the sale of these shares by any of the selling stockholders. If a selling stockholder exercises a warrant to acquire shares to sell, then we will receive proceeds from the exercise of warrants. If we do receive any proceeds, we intend to use them for general working capital.

Summary Financial Data

     The summary financial data presented below should be read in conjunction with the Consolidated Financial Statements and with "Management's Discussion and Analysis of Financial Condition and Results of Operations", both of which are included in this Prospectus. Note 15 to the Consolidated Financial Statements discusses Sytron's ability to continue as a going concern.

     Statement of Operations Data

                                                                                               (Unaudited)
                                                Year Ended September 30,               Six Months Ended March 31,
                                               -------------------------               --------------------------
                                                1997               1998                 1998               1999
                                                ----               ----                 ----               ----
Sales                                       $ 4,364,800         $ 5,087,100         $ 2,446,200         $ 3,325,300
Cost of Sales                                 2,375,100           2,898,900           1,404,000           2,386,200
                                            -----------         -----------         -----------         -----------
Gross Profit                                  1,989,700           2,188,200           1,042,200             939,100

Sales and Marketing                             893,400           1,044,400             531,400             374,000
General and Administrative                    1,593,900           1,669,100             826,700             542,500
Research and Development                        652,500             769,200             330,400             239,900
                                            -----------         -----------         -----------         -----------
Loss from Operations                         (1,150.100)         (1,294,500)           (646,300)           (217,300)

Interest Expense                               (859,900)           (304,800)           (130,400)           (123,400)
Other income (expense)                                           (155,300)0             (40,700)            (27,200)
Loss on asset disposal                            2,100          (1,322,000)           (927,700)
Obsolete inventory loss                                            (827,700)           (827,700)
                                            -----------         -----------         -----------         -----------

Loss before extraordinary item               (2,006,500)         (3,904,300)         (2,572,800)           (367,900)

Discontinued Operations                                                                     900              (2,300)
Income from debt release                                            217,500                                   5,200
                                            -----------         -----------         -----------         -----------

Net Loss                                    $(2,006,500)        $(3,686,800)        $(2,571,900)        $  (365,000)
                                            -----------         -----------         -----------         -----------

Basic Income (Loss) per share
Before extraordinary item                   $     (0.61)        $     (0.84)        $     (0.60)        $     (0.05)
Extraordinary item                                                     0.05
Net (Loss)                                        (0.61)              (0.79)              (0.60)              (0.05)
Fully Diluted Income (Loss) per share
Before extraordinary item                   $     (0.39)        $     (0.47)        $     (0.60)        $     (0.05)
Extraordinary item                                                     0.03
Net (Loss)                                        (0.39)              (0.44)              (0.60)              (0.05)


     Balance Sheet Data


                                                                                           (Unaudited)
                                               As of September 30,                          March 31,
                                               -------------------                         ---------
                                          1997                     1998                      1999
                                          ----                     ----                      ----

Cash and equivalents                  $    99,200               $    22,800               $     2,100
Working capital (deficit)              (1,371,000)               (1,977,400)               (1,916,700)
Total Assets                            4,723,700                 3,537,300                 4,110,200
Total Liabilities                       3,800,400                 4,345,000                 4,926,900
Stockholders' Equity                      923,300                  (807,700)                 (816,700)




                                                        -4-

                                  RISK FACTORS

     Before you consider purchasing any common stock offered in this prospectus, you should carefully consider all of the following risk factors with the rest of the prospectus. We do not consider this list of risk factors as an exhaustive list.

Sytron continues to have net losses from its operations

     Since Sytron's founding in November 1992, we have generated aggregate losses through March 31, 1999 of ($12,265,066). We expect to continue to incur losses during the remainder of the fiscal year ending September 30, 1999. Our ability to achieve a profitable level of operations will depend in large part on increasing our revenues by expanding the acceptance of our products and services in the market, by increasing our capital to support expanded inventories and receivables, and by reducing costs and expenses of our operations. We can give no assurance that Sytron will ever achieve profitable operations.

Sytron may not be able to continue as a going concern

     Recurring operating losses and a growing working capital deficiency raise substantial doubt about our ability to continue as a going concern. We urge prospective investors to review our discussion of our plans both at Note 15 to the Consolidated Financial Statements and at "Management's Discussion and Analysis of Financial Condition and Results of Operations" included in this prospectus.

Sytron will continue to need additional financing

     As a result of continuing losses from continuing operations in 1998 and the first half of our 1999 fiscal year, we had a working capital deficit of ( $2,525,989 ) as of March 31, 1999. We require additional equity or debt financing to sustain our present operating levels. In the past, we have sold shares to institutional investors or we have sold shares or issued convertible promissory notes to Crescent. However, even with the opportunity to sell an additional convertible promissory note to Crescent, there is no assurance that adequate financing will be available on terms acceptable to us, or on any terms.

     If we are unable to obtain additional financing, our ability to repay our debts and our ability to maintain our current level of operations will be materially and adversely affected. In such event, we will be required to reduce our overall expenditures even further than we already have, including our research and development activities, and may default on our obligations. For a more extensive discussion of this topic, please see "Management's Discussion and Analysis of Financial Condition and Results of Operation."

Sytron will receive no funding from this offering

     The securities we are offering through this prospectus will provide no equity capital to us, unless Crescent or other selling stockholders exercise the right to acquire shares under warrants, or we issue shares to Crescent pursuant to its right to acquire shares under the convertible promissory notes. There can be no assurance that any of these circumstances will occur.

Sytron has a limited ability for secured borrowing

     We will be limited in our ability to obtain future secured loans from potential lenders because we have already granted security interests in almost all of our assets, including our inventory to Crescent and our accounts receivable to other lenders. It is unlikely that we will be able to use our proprietary technology to secure any loans. See "Certain Transactions."

Sytron has a limited sales force and limited channels of distribution

     Our security system products and services are not aimed at consumers, but are targeted to owners, operators and developers of commercial and institutional facilities. Thus, we must offer and sell our services and products both to owners and managers of existing structures and facilities, and to the owners and designers involved in the development of structures and facilities. We also have a limited number of sales and marketing employees. In order to cover additional market areas and to increase our revenues, we will need to expand our marketing and sales resources. We cannot assure that we will be able to do this, particularly in light of our present financial resources. The failure to expand our sales would have a material adverse effect on our business. See "Business -- Marketing."

Sytron faces intense competition in the security systems and services market

     The market both for security and for parking systems services and products is intensely competitive. We currently compete against other regional firms and nationally represented companies which develop, design and manufacture security electronics and related products. Since there are no substantial barriers to enter the market, we believe competition in this market will intensify. Many of our present competitors have much greater financial, technical, human, and marketing resources than we do. See "Business -- Competition."

Due to rapid technological change, Sytron's products risk becoming obsolete

     The high technology products we offer, such as computer-based security access systems containing microelectronics, and computer hardware and software, are subject to rapid and significant technological obsolescence by competitors who develop more effective and efficient technology. Thus, our future success will depend in part on our ability to adapt to rapidly changing technologies, to adjust our services and products to evolving industry standards, and to continue to improve the performance, quality and reliability of our services and products. We must do so not only to meet the demands of the marketplace, but also to keep pace with competitive service and product offerings. Our failure to adapt to such changes would have a material adverse effect on our business.

Sytron may have its proprietary rights infringed or misappropriated by others

     We regard our technology as our property, and attempt to protect it through trade secret laws, restrictions on disclosure and other methods. We enter confidentiality agreements with our employees and contractors, and we try to control access to and distribution of our documents and proprietary technology. However, the steps we have taken may not prevent misappropriation or infringement of our proprietary technology. Thus, we are exposed to the risk that others may use our technology and processes without redress. We can also offer no assurance that our technology or processes will not be found to infringe upon the patents and proprietary technology of others.

Sytron will not be issuing dividends

     Sytron has not paid cash dividends on its common stock. We do not anticipate the payment of cash dividends in the future. That may make our stock relatively unattractive to investors. We currently intend to retain all of our earnings, if any, to finance the development and expansion of our business. See "Dividend Policy."

As president of Private Capital Group, Ltd., Mitchel Feinglas has a potential conflict of interest with Sytron.

     Mitchell Feinglas is the Chair of the Board of Sytron and President of Private Capital Group, Ltd. (Sometimes we refer to that company as "PCG".) PCG is both a shareholder and a creditor of Sytron. The shares of PCG are owned by Peggy Feinglas, the spouse of Mitchel Feinglas. PCG makes Mr. Feinglas' services available to us through a consulting contract. Mr. Feinglas may have a conflict of interest with respect to business opportunities presented to him, as he makes no assurance that such business opportunities will first be offered to Sytron rather than to PCG. Thus, Mr. Feinglas' responsibilities to PCG may have a material adverse effect on Sytron. See "Management" and "Certain Transactions."

With a limited trading market for Sytron common stock, activity of only a few shares may have a wide effect.

     As of the date of this prospectus, Sytron common stock is traded on the "Electronic Bulletin Board" under the symbol "SITR." The Electronic Bulletin Board is a limited trading market operated by the National Association of Securities Dealers, Inc. (the "NASD"). As a result, timely and accurate quotations as to the price of the common stock may not always be available. You may expect that trading volume will continue to be low in such market.

Consequently, the activity of only a few shares may affect the market and may result in wide swings in price and in volume.

Sytron common stock is regulated by penny stock regulations.

     Penny stock restrictions apply to our common stock. The additional burdens imposed on broker/dealers by such requirements may discourage broker/dealers from effecting transactions in our common stock. That, in turn, could materially adversely affect the market price and severely limit liquidity of the common stock and the ability of purchasers in this offering to sell common stock in the secondary market.

Sytron will continue to be influenced by its present management.

     Sytron's officers and directors hold 26.1% of the common shares issued. Upon issuance of all of the shares herein registered for warrants presently exercisable, and upon the exercise by the officers and directors (or by affiliates of one or more of them) of all of the options and warrants held by them, the officers and directors would hold 40.5% of all of the then-outstanding common shares. Consequently, management can continue to exercise influence in the election of the board of directors and in all matters requiring approval of the shareholders, including approval of significant corporate transactions. See "Principal Shareholders."

The market price of Sytron's common stock could be adversely affected by the exercise of additional warrants and options

     Future sales of a substantial number of shares of common stock of Sytron in the public market could affect the market price of the common stock. This existence of such options and warrants may make it more difficult for us to raise capital when necessary and may depress the market price of Sytron's common stock in any market that may develop for such securities. This could impair our ability to raise capital through subsequent offerings of securities.

As Sytron continues to issue common stock, there may be an adverse effect on the market price of Sytron common stock.

     During the fiscal year ending September 30, 1998, Sytron issued 2,296,873 shares of common stock. For the six month period ending March 31, 1999, we issued 949,686 shares. These shares were issued -

o         on the conversion of some of our outstanding debt,
o         for cash,
o         to acquire the net assets of other businesses, and
o         for services rendered by employees and by consultants.

Issuing common stock for these purposes may make it more difficult for us to raise capital when necessary. Nonetheless, we intend to continue to issue unregistered, legended common stock for such purposes to conserve our cash resources. Such issuances may also depress the market price of Sytron's common stock in any market that may develop for such securities.

Registering the shares for Crescent and for the selling stockholders may reduce the market price of Sytron common stock.

     The shares included in the registration statement of which this prospectus forms a part have not previously been registered and available for public sale. Future sales of significant numbers of shares of common stock in the public market, especially if such shares are sold while the shares being registered under this prospectus remain unsold, could have a depressing effect on the prevailing market price of the common stock. Our agreements with Crescent do not permit Crescent to exercise its rights to convert the $350,000 convertible promissory note it holds into Sytron common stock if by reason of such conversion, Crescent would own more than 4.9% of Sytron's outstanding common stock. Similarly, Crescent has agreed that it may not exercise the warrant it holds to acquire 726,000 shares of Sytron common stock for one penny a share if, by reason of such exercise Crescent would own more than 9.9% of our common stock. Considering the effect of these contractual limitations and assuming at the date of this prospectus,

o    Crescent exercises its warrant to acquire 337,000 shares of common stock,
o that 76,019 shares being registered for a commitment fee are issued to Crescent,
o that every other selling stockholder exercises all of its warrants of which the underlying shares are being registered hereunder, regardless of the fact that the exercise price for any of the selling stockholder warrants may be higher than the closing bid per share of stock on July 1, 1999, there would be a total of 7,922,518 shares of Sytron common stock outstanding. The shares owned by Crescent and being registered hereunder would represent 9.5% of the total number of shares of common stock to be then issued and outstanding. The shares owned, or to be owned by all of the selling stockholders and being registered hereunder would represent 33% of the total number of shares of common stock then to be issued and outstanding.

Sytron depends on third-party suppliers

     Sytron is dependent on third-party suppliers for the various component parts of its products. The failure of our current suppliers to supply such component parts or the absence of readily available alternative sources could have a material adverse effect on us, including delaying the implementation of our business plan to achieve profitability. Sytron does not have supply contracts with any third-party suppliers and purchases components pursuant to purchase orders placed from time to time. See "Business."

Year 2000 compliance failures by our vendors may affect Sytron operations

     Many existing computer programs use only two digits to identify a year in the date field. If not corrected, many computer applications could fail or create erroneous results by, at or after the year 2000. Sytron's critical internal information systems and programs have been provided by third party vendors. We have inquired of these vendors and received specific assurances that systems we use from them are Year 2000 compliant.

     All of the systems we have developed for our customers currently use four digits for identifying the year in dates rather than two digits. Recent follow-up testing that we have conducted in 1998 and earlier in 1999 has confirmed that for us. However, our products and services have not always been Y2K compliant. Even where our products are Y2K compliant, other aspects of a customer's system (such as the customer's computer and operating system) must also be Y2K compliant in order to function without damage or interruption. While we expect that our precautionary measures will reduce or eliminate any significant impact within Sytron of "Year 2000" issues, there is no assurance this will be the case. In addition, there is no assurance that "Year 2000" problems that may be experienced by our customers or suppliers will not have a negative impact on Sytron.

                              CAUTIONARY STATEMENT
                      REGARDING FORWARD LOOKING STATEMENTS

     Some of the information in this prospectus contains forward-looking statements. Such statements can be identified by the use of forward-looking terminology such as "may," "will," "expect," "anticipate," "continue" or other similar words. These statements discuss future expectations, contain projections of results of operations or of financial condition or state other "forward-looking" information. When considering such forward-looking statements, you should keep in mind the risk factors and other cautionary statements included in this prospectus. The risk factors noted in the "Risk Factors" section and other factors noted throughout this prospectus, including certain risks and uncertainties, could cause our actual results to differ materially from those contained in any forward-looking statement.

                               CRESCENT FINANCING

     Since May of 1998, Crescent has been the primary source of financing for Sytron. Two transactions have taken place. In May of 1998 (the "May transaction"), Sytron sold to Crescent for $250,000 in cash, 166,667 shares of common stock, and a warrant to acquire an additional 100,000 shares of common stock at a price of $3.375 per share. Rights under the May transaction warrant expire in May of 2003. Under the May transaction, Sytron had the conditional right to sell additional shares to Crescent. Sytron also had an obligation to file a registration statement for all of the shares issued and issuable to Crescent under the various aspects of the May transaction. Sytron was not able to meet its obligations. As a result both of that failure, and of the fall in the price of Sytron's common stock on the market on which that stock is traded, Sytron was unable to comply with the conditions underlying its right to sell to Crescent certain additional shares of stock. In the autumn of 1998, Sytron and Crescent agreed to terminate the May transaction, and to replace it with a revised financing arrangement (the "January transaction").

     The January transaction closed on January 15, 1999. It involves
o the sale to Crescent by Sytron of a convertible promissory note with a face amount of $350,000 (the "First Note"), and the conditional right to sell to Crescent a second convertible promissory note in the face amount of $400,000 (the "Second Note");
o the issuance of 73,045 shares to Crescent as a commitment fee for entering into the January transaction, and Sytron's agreement to issue an additional number of shares every six months to Crescent so long as any portion of the First Note or the Second Note remains unpaid;
o    the sale to Crescent of 100,000 shares for an aggregate of $1.00;
o the issuance to Crescent of a warrant (the "Additional Warrant") to purchase up to 726,000 shares from Sytron for $0.01 per share; and
o the payment by Sytron to Crescent of a note issuance fee of $10,500 in cash.

The convertible promissory notes are secured by a first lien on Sytron's inventory. Each note is convertible in $50,000 minimum segments at any time into Sytron's common stock.

     In the January transaction, share price formulas are part of the First Note, the Additional Warrant, and the commitment fee. These formulas determine the precise number of Sytron common shares that are required to be issued to Crescent. Each formula is based on "Market Price". "Market Price" is defined, for purposes of the January transaction, as the lowest three consecutive trading day average of bid prices for Sytron's common stock during the thirty trading days before the date on which Market Price is determined.

     The conversion formula in the First Note is the lower of $0.8125 per share or eighty five (85%) percent of Market Price. Using as an example, Market Price as determined on July 20, 1999, then if the entire First Note were to be converted, Sytron would be obligated to issue 1,520,362 shares of its common stock. If the entire First Note is converted at any time the Market Price has risen to more than $0.96 a share, Sytron would be obligated to issue 430,769 shares of its common stock. The fewest number of shares of common stock that Sytron is obligated to issue on conversion of the First Note is 430,769.

     Our ability to sell the Second Note to Crescent is limited by several important conditions over which we have no control. They are -

     o that the average daily trading volume for Sytron common stock equals or exceeds 20,000 shares per trading day;
     o that Crescent shall have converted at least $175,000 of the First Note to Sytron Common stock;
     o that the collateral that Crescent holds to secure our obligations to Crescent shall be worth at least 150% of the combined outstanding debt evidenced by the Crescent Notes; and
     o that the lowest three consecutive trading day average of bid prices for Sytron common stock is not less than $1.50 per share.

We have no present expectation that we will be able to sell the Second Note to Crescent, but if we are able to do so, the terms are substantially similar to the terms of the First Note.

     The precise number of shares Crescent may acquire under the Additional Warrant is also determined by a formula. This formula is designed to reduce the number of shares Crescent may acquire as the Market Price of Sytron's common stock on the effective date of this registration statement increases. If the Market Price on that effective date is $0.28 per share or lower, then Crescent may acquire all 726,000 shares for $0.01 per share. But if, for example, the Market Price on that effective date is $0.38 per share, then Crescent's right to acquire shares under the Additional Warrant is reduced to 491,228 shares, at a price of $0.01 per share.

     The number of shares issuable each six months as a continuing commitment fee is also based on Market Price on the date before the commitment fee is payable. Shares are issuable if there is an unpaid balance under either of the convertible promissory notes. Five (5%) percent of the unpaid balance of the convertible promissory notes is divided by the Market Price, and the quotient is the number of additional shares that Sytron is required to issue. At July 15, 1999, Sytron became obligated to issue an additional 76,019 shares of common stock as a commitment fee for the six month period starting on that date.

     The First Note may not be converted into Sytron common stock if by reason of such conversion, Crescent would own (beneficially and through Crescent affiliates) more than 4.9% of the outstanding shares of Sytron common stock. Nor may the Additional Warrant be exercised to acquire Sytron common stock if, by reason of such exercise, Crescent would own (beneficially and through Crescent affiliates) more than 9.9% of the outstanding shares of Sytron common stock.

     As part of the January transaction, Sytron agreed to file an initial registration statement with the Securities and Exchange Commission (the "Commission"). This registration statement is being filed to carry out that obligation. This registration statement covers, from the May transaction, both the 166,667 shares of common stock issued, and 100,000 shares of common stock that are issuable if Crescent exercises the May transaction warrant. This registration statement also covers, from the January transaction, 73,045 shares issued to Crescent as a commitment fee and an estimated 150,000 additional shares that may be issued as a commitment fee over the next twelve months, which include the 76,019 shares of common stock that Sytron is obligated to issue as of July 15, 1999; 100,000 shares sold to Crescent for $1.00 in the aggregate; 1,520,362 shares which may be issued to Crescent on its conversion of the First Note at the Market Price, as determined (for the sake of this registration statement) at July 1, 1999; and 726,000 shares which may be issuable to Crescent on its exercise of its rights to acquire shares at the lowest agreed price pursuant to the Additional Warrant. Thus, this registration statement seeks to register 2,836,074 shares of Sytron common stock on behalf of Crescent.

     On January 14th, 1999, the closing price of Sytron's common stock was $0.3125 per share.

                         DETERMINATION OF OFFERING PRICE

     No offering price has been established by Sytron since it is not offering any shares for sale.

                                    DILUTION

     All shares offered in this registration statement are being offered by selling stockholders, and no shares are being offered by Sytron. Accordingly, there is no dilution to the interest of any stockholder by reason of the offering of Sytron shares in this registration statement.

                                 USE OF PROCEEDS

     The shares of common stock being offered hereby are for the account of selling stockholders. Accordingly, Sytron will not receive any of the proceeds from the sale of the shares. See "Selling Stockholders."

     Sytron will receive, as payment for the purchase of certain of the shares offered hereby, the exercise price of any warrants exercised by any selling stockholder. If received, such payments will be added by Sytron to its working capital. Sytron anticipates the exercise by Crescent of a warrant to acquire 726,000 shares at a price of $0.01 per share for a net payment of $7,260. Since the exercise price of the remaining warrants held by all Selling Stockholders is substantially above the current market price of the common stock (which averaged $0.3125 per share on the NASDAQ Bulletin Board on July 1, 1999), Sytron does not anticipate the present exercise of those warrants. In the unlikely event that all of the warrants are exercised, the aggregate payments to Sytron from such exercise would be approximately $736,000.



                              SELLING STOCKHOLDERS

     The following table sets forth certain information with respect to shares offered by the selling stockholders. The number of shares that may actually be sold by each selling stockholder will be determined by such selling stockholder, and may depend upon a number of factors, including, among other things, the market price of the common stock from time to time. The table below sets forth information as of July 1, 1999. See "Crescent Financing."


                              Shares of common stock        Shares of common stock        Shares of common stock
                              owned before or which         offered in the offering       owned after offering,
                              may be acquired during                                      assuming that all shares
                              offering                                                    of common stock are sold.
-------------------------------------------------------------------------------------------------------------------
Common Stock Issued                  339,712                       339,712                          0
to Crescent
-------------------------------------------------------------------------------------------------------------------
Common Stock Issuable
to Crescent upon:
-------------------------------------------------------------------------------------------------------------------
Exercise of Additional                                                                              0
Warrant at $0.01 per                 726,000                       726,000
share
-------------------------------------------------------------------------------------------------------------------
Exercise of May                                                                                     0
Transaction Warrant at               100,000                       100,000
$3.375 per share
-------------------------------------------------------------------------------------------------------------------
Conversion of  First Note          1,520,362                     1,520,362                          0
as described in "Crescent
Financing"
-------------------------------------------------------------------------------------------------------------------
Payment of Commitment
Fee as described in                   76,019                        76,019                          0
issuable within 60 days
-------------------------------------------------------------------------------------------------------------------
Payment of Commitment
Fee as described in
"Crescent Financing"                  73,981                        73,981
issuable within next 6
months
-------------------------------------------------------------------------------------------------------------------
Total Common Stock                 2,836,074                     2,836,074                          0
                                   =========                     =========                          =
Issued or Issuable to
Crescent
-------------------------------------------------------------------------------------------------------------------

                                                       -14-


-------------------------------------------------------------------------------------------------------------------
Common Stock Issued
to Other Selling
Stockholders
-------------------------------------------------------------------------------------------------------------------
Peter H. Allen                         2,000                         2,000                          0
-------------------------------------------------------------------------------------------------------------------
John R. Boor                          19,605                        19,605                          0
-------------------------------------------------------------------------------------------------------------------
Berndt Horrolt                        59,000                        25,000                     34,000
-------------------------------------------------------------------------------------------------------------------
Rolf Loos                             68,996                        68,996                          0
-------------------------------------------------------------------------------------------------------------------
Mesirov, Gelman, Cramer                6,000                         6,000                          0
& Jamieson
-------------------------------------------------------------------------------------------------------------------
Werner Uhlmann                        79,710                        79,710                          0

-------------------------------------------------------------------------------------------------------------------
Ernst  Shuster                        20,000                        20,000                          0
-------------------------------------------------------------------------------------------------------------------
Barry R Sharer for
Wagner Sharer Murtaugh                15,000                        15,000                          0
& Petree
-------------------------------------------------------------------------------------------------------------------
Walter Murr                           17,292                        17,292                          0
-------------------------------------------------------------------------------------------------------------------
Werren Holdings Limited            1,391,384                       691,384                    700,000
-------------------------------------------------------------------------------------------------------------------
Springhill Holdings                  554,841                       554,841                          0
Limited                              -------                     ---------
-------------------------------------------------------------------------------------------------------------------
Total Common Stock
Issued to Crescent and             5,069,902                    4,335,902                     734,000
to all other Selling               =========                    ==========                    =======
Stockholders
-------------------------------------------------------------------------------------------------------------------
Common Stock Issuable
to Other Selling
Stockholders upon
Exercise of Warrants,
and Warrant Exercise
Price
-------------------------------------------------------------------------------------------------------------------
John R. Boor
(Exercisable at $1.625                18,500                        18,500                             0
per share)
-------------------------------------------------------------------------------------------------------------------


                                                     -15-



------------------------------------------------------------------------------------------------------------------
David Lloyd
(Exercisable at $1.625                 2,500                         2,500                          0
per share)
------------------------------------------ ----------------------------- -----------------------------------------
Rolf Loos
(Exercisable at $2.500                 6,670                         6,670                          0
per share)
------------------------------------------------------------------------------------------------------------------
Springhill Holdings
Limited
(Exercisable at $0.750                15,000                        15,000                          0
per share)
------------------------------------------------------------------------------------------------------------------
Werner Uhlmann
(Exercisable at $2.500                 5,750                         5,750                          0
per share)
(Exercisable at $1.125                 8,000                         8,000                          0
per share)
(Exercisable at $1.625                23,100                        23,100                          0
per share)
------------------------------------------------------------------------------------------------------------------
Walter Murr
(Exercisable at $2.500                 2,300                         2,300                          0
per share)
------------------------------------------------------------------------------------------------------------------
Robert M. Long
(Exercisable at $1.625                 3,100                         3,100                          0
per share)
------------------------------------------------------------------------------------------------------------------
John Weldon
(Exercisable at $1.125                78,000                        78,000                          0
per share)
(Exercisable at $1.375                80,000                        80,000                          0
per share)
(Exercisable at $0.750                80,000                        80,000                          0
per share)
------------------------------------------------------------------------------------------------------------------
Total Common Stock                                                                                  0
Issuable to Selling
Stockholders other than              322,920                       322,920
                                     =======                       =======
Crescent upon exercise
of warrants
------------------------------------------------------------------------------------------------------------------
Total Common Stock
Issued and Issuable to             5,392,822                     4,658,822                    734,000
all Selling Stockholders
------------------------------------------------------------------------------------------------------------------


     Sytron will not receive any of the proceeds from the sales of the common stock by the Selling Stockholders except to the extent that selling stockholders exercise warrants prior to selling any common stock. There is no assurance that any of the warrants will be exercised. Sytron will incur costs of approximately

$20,000 in connection with the registration of the common stock underlying the warrants, and of approximately $148,000 in connection with the preparation, printing and filing of the registration statement of which this prospectus is a part.

                                 DIVIDEND POLICY

     Sytron has never declared or paid cash dividends on its common stock and does not anticipate that it will pay dividends in the foreseeable future. Sytron currently intends to retain any future earnings for the operation and expansion of Sytron's business. Any determination to pay dividends in the future will be at the discretion of Sytron's board of directors and will be dependent upon Sytron's results of operations, restrictions imposed by any applicable law and other factors deemed relevant by the board of directors. Furthermore, Sytron and its subsidiaries are restricted from paying dividends under certain of Sytron's credit and capital lease agreements. See "Risk Factors-No Dividends" and "Management's Discussion and Analysis of Financial Condition and Results of Operation-Liquidity and Capital Resources."

                                 CAPITALIZATION

     The following table shows Sytron's capitalization as of September 30, 1998 and as of March 31, 1999. This information should be read along with the Consolidated Financial Statements and related Notes beginning on page F-1 of this Prospectus.
                                                                     Unaudited
                                                   September 30,     March 31,
                                                       1998            1999
                                                   ------------    -------------

Current Liabilities                                $  3,650,800    $  4,507,500
Long-Term Debt                                          694,200         420,100
                                                   ------------    ------------

Total Liabilities                                     4,345,000       4,927,600

Preferred Stock, no par value:
         10,000,000 shares authorized,
          none issued                                         0               0

Common Stock, $0.01 par value:
         20,000,000 shares authorized
         Issued and outstanding:
            5,903,537 at September 30, 1998              59,000
            6,854,123 at March 31, 1999                                  68,500

Additional Paid-in Capital                           11,303,000      11,648,800
Stock Subscriptions Receivable                         (269,600)       (269,600)
Accumulated Deficit                                 (11,900,100)    (12,265,100)
                                                   ------------    ------------

Total Stockholders' Equity                             (807,700)       (817,400)
                                                   ------------    ------------

Liabilities and Stockholders' Equity               $  3,537,300    $  4,110,200

                             SELECTED FINANCIAL DATA

     The financial data presented below are taken from the Consolidated Financial Statements for the years ended September 31, 1998 and 1997 and for the six months ended March 31, 1999 and 1998 (unaudited). These Consolidated Financial Statements and the Independent Auditors' Report of Jones, Jensen & Company, are included in this Prospectus. This selected information should be read along with the Consolidated Financial Statements and with "Management's Discussion and Analysis of Financial Condition". Note 15 to the Consolidated Financial Statements discusses Sytron's plans to continue as a going concern.

Statement of Operations Data

                                                                                             (Unaudited)
                                              Year Ended September 30,                Six Months Ended March 31,
                                              ------------------------                -------------------------
                                              1997                1998                1998                1999
                                              ----                ----                ----                ----
Sales                                     $ 4,364,800         $ 5,087,100         $ 2,446,200         $ 3,325,300
Cost of Sales                               2,375,100           2,898,900           1,404,000           2,386,200
                                          -----------         -----------         -----------         -----------
Gross Profit                                1,989,700           2,188,200           1,042,200             939,100

Sales and Marketing                           893,400           1,044,400             531,400             374,000
General and Administrative                  1,593,900           1,669,100             826,700             542,500
Research and Development                      652,500             769,200             330,400             239,900
                                          -----------         -----------         -----------         -----------
Loss from Operations                       (1,150.100)         (1,294,500)           (646,300)           (217,300)

Interest Expense                             (859,900)           (304,800)           (130,400)           (123,400)
Other income (expense)                          1,400            (155,300)            (40,700)            (27,200)
Loss on asset disposal                          2,100          (1,322,000)           (927,700)
Obsolete inventory loss                                          (827,700)           (827,700)
                                          -----------         -----------         -----------         -----------

Loss before extraordinary item             (2,006,500)         (3,904,300)         (2,572,800)           (367,900)

Discontinued Operations                                                                   900              (2,300)
Income from debt release                                          217,500                                   5,200
                                          -----------         -----------         -----------         -----------

Net Loss                                  $(2,006,500)        $(3,686,800)        $(2,571,900)        $  (365,000)
                                          -----------         -----------         -----------         -----------

Basic Income (Loss) per share
Before extraordinary item                 $     (0.61)        $     (0.84)        $     (0.60)        $     (0.05)
Extraordinary item                                                   0.05
Net (Loss)                                      (0.61)              (0.79)              (0.60)              (0.05)

Fully Diluted Income (Loss) per share
Before extraordinary item                 $     (0.39)        $     (0.47)        $     (0.60)        $     (0.05)
Extraordinary item                                                   0.03
Net (Loss)                                      (0.39)              (0.44)              (0.60)              (0.05)


                                                        -19-





Balance Sheet Data
                                                                                           (Unaudited)
                                                As at September 30,                          March 31,
                                          1997                     1998                       1999
                                          ----                     ----                       ----

Cash and equivalents                  $    99,200               $    22,800               $     2,100
Working capital (deficit)              (1,371,000)               (1,977,400)               (1,916,700)
Total Assets                            4,723,700                 3,537,300                 4,110,200
Total Liabilities                       3,800,400                 4,345,000                 4,926,900
Stockholders' Equity                      923,300                  (807,700)                 (816,700)




                                                        -20-

           MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION


     This discussion of the financial condition and results of operations of Sytron should be read along with the Consolidated Financial Statements and related Notes included later in this Prospectus. The forward-looking statements made in this Prospectus involve risks and uncertainties. Sytron's actual results may differ significantly from the results discussed in the forward-looking statements. Factors that might cause such a difference include, but are not limited to, those discussed in "Risk Factors."

General

     Sytron, Inc. was incorporated under the laws of the Commonwealth of Pennsylvania on November 9, 1992. Sytron participates in the security and the parking industries. It designs, develops, assembles, sells and installs security and parking products, systems, and services. Sytron operates through eight subsidiaries, two of which are in the developmental stage. From its corporate headquarters in Broomfield, Colorado, Sytron provides central financial management, administrative, and marketing services and carries out light manufacturing and product assembly for its operating subsidiaries.

     Sytron is an integrated supplier of electronic products and services, both to the security industry as a whole, and to owners and operators of government and commercial facilities. Sytron's revenues come from the sale of its products and services to end users, security dealers, distributors, integrators, and original equipment manufacturers (OEMs). Order lead-time and delivery expectations range significantly, from quick delivery for OEMs and distributors to long-term projects of up to 18 months with dealers and end users. It is, therefore, very difficult for Sytron to predict more than a few months in advance the size and profitability of orders in a given period. Consequently, the timing of projects in any quarter could have a negative impact on financial results in that quarter.

     In the fall of 1995, Sytron began a program to acquire innovative technology from other small companies in the security business. Sytron acquired:

     o   Dorado Systems Corporation in September 1995
     o   Mundix Control Systems, Inc. in September 1996
     o Certain assets of Stanley Parking Systems in November 1996 to enter the parking industry
     o   The assets of Campbell Engineering Company (CAMENCO) in March 1997
     o   The assets of Point Automation, Inc. in September 1997
     o   The assets of Nautica Technology Group International, Inc. in June 1998
     o   Law Enforcement Technologic Resources, Inc. in October 1998
     o   ECSI Construction Services, Inc. (ECSI) in October 1998

     Sytron has had losses from operations in every year since 1993. Although losses continued through the first half of this fiscal year, Sytron has succeeded in reducing its operating losses in line with its plan. Even though sales growth has been slower than planned, reduced operating losses have been achieved by tightly controlling expenditures. Some projects using Sytron products have had slower construction progress than expected; therefore our products have not been required as soon as we had anticipated.

     Note 15 to Sytron's Consolidated Financial Statements discusses Sytron's ability to continue as a going concern; these statements have been prepared on the assumption that we would continue as a going concern. Management believes Sytron would achieve operating profits and positive cash flow if operated for maximum return in its current form. Prior to the present fiscal year, however, Sytron had deliberately determined to forego profits in the short term in favor of engaging in research, development, marketing and acquisition activities to support its long-range plans. Recently, however, Sytron, while not abandoning its long-term growth strategy, refocused existing operations towards achieving profitability and generating cash flow.

     For 1999, Sytron is deferring new acquisitions and focusing on achieving a profit and positive cash flow. In October 1998, management reorganized sales and marketing to use our resources more effectively. For fiscal 1999, the marketing focus is on large companies, on systems integrators, and on the correctional market. At the same time, management has taken steps to reduce operating costs. These changes include personnel reductions, a renegotiated lease for less space, rationalization of Sytron's product offerings, and the deferral of some product development and marketing introduction activities. See "Risk Factors".

RESULTS OF OPERATIONS

     1999 Profitability and Liquidity Improvement Program

     Since October 1998 Sytron has taken a number of steps to reduce costs and improve its return on assets, with an objective of generating a profit by the fourth quarter of fiscal 1999.

     Acquisitions made through FY 1998 have largely been integrated, and operations acquired have been rationalized to remove overlapping costs and duplicate facilities or assets. Each existing business continues to be evaluated for its profit-generating potential both in the short term (six months to one year) and over a longer time frame.

     Based on this evaluation, Sytron will defer development of some of its existing technology where the investment required to develop the technology to the point of profitability is unavailable; divestitures will be considered when the required funds are disproportionate to the profit potential, or where the technology can be used to raise capital to fund more promising business opportunities. We have decided to delay the development of LETR's fingerprint technology and of the vehicle tracking and control software acquired from Nautica Technologies Group International, Inc. We are looking at our options for these technologies including licensing and possible divestiture to raise capital to support our core businesses.

     Even though in 1999, we are focusing on profitability to improve internal cash flow, growth in existing products is expected, and this will require outside capital infusions. Further acquisitions remain part of Sytron's long term strategy, but will be deferred until profitability of existing products is addressed and until adequate additional long term capital is secured.

     Cost Reductions
     ---------------

     Since the start, in October 1998, of the 1999 fiscal year, labor and overhead costs in all functions and businesses have been examined for and have generated cost level reductions.

     Labor cost for Sytron has been reduced by $18,600 (22%) per month from the September 1998 level. This savings comes from all functions, and includes efficiencies as a result of the reorganization of sales and marketing discussed below, from closing Sytron-owned distribution operation in the United Kingdom, and from manufacturing efficiencies. Additionally, the completion of the major development projects of 1998 has allowed reductions in contract engineering approximating $26,700 per month from average fiscal 1998 levels.

     Rent was reduced by $9,000 per month (53%) beginning February 1, 1999, as a result of consolidating manufacturing operations, contracting the manufacture of the higher volume products with Pacific Rim sources, and closure of the United Kingdom offices.

     Other activities, such as the combination of Sytron Parking Systems, Inc. and Sytron Security Products Inc. into Sytron Systems Group, Inc.(SSG), are more difficult to quantify, but will reduce overhead by reducing the effort to account for, manage, and market similar product lines.

     Sales and Marketing
     -------------------

     With the completion of the major development efforts of 1998, Sytron is now focusing its efforts on aggressively marketing its new products.

     Dorado Systems completed development of the Universal Reader(TM) series of proximity card readers. A proximity card reader captures information from a user's card when the card is placed near the reader. It contrasts with a magnetic stripe reader which requires the card to be "swiped" through the reader. Dorado has developed technology for its proximity card readers which permits that device to capture information from cards designed for use with readers manufactured by various other enterprises. Sytron is seeking a patent on this technology. Initial deliveries of this product began in March 1999.

     SSG released its new, Microsoft Windows NT(R) compliant, security management software (Maxx-Net NT(TM)) which is tailored for large commercial projects such as airports and corporate security programs. Projects recently installed include the Albany (NY) International Airport, Lincoln (Nebraska) International Airport, and Papa John's corporate headquarters. Projects in process include the Anchorage, Alaska International Airport, the St Croix International Airport in the Virgin Islands, and the corporate security system for Jacor Communications. Now that the Maxx-Net NT(TM) software is fully released and customer tested, a stronger sales focus will be placed on the large jobs, such as airports and corporate headquarters, for which the system is designed.

     SSG also completed the development of a correctional facility-specific product (Maxx-Net 5000(TM)). This product both monitors and controls all security aspects of a detention or correctional facility, including cells, doors, elevators, etc. Maxx-Net 5000(TM) may use either modern touch- sensitive screens with graphic door controls on them, or standard control panels with switches and lights connected to the system. This product is expected to account for a major portion of sales in 1999. The $178,000 contract for the Missoula Correctional Facility is currently in process. Sytron has recently received an order for $500,000 in additional equipment to the $925,000 system Sytron has provided for installation in the Sterling, Colorado prison, and letters of intent for $423,000 for the Multnamoh County Detention Facility in Portland, Oregon, and $518,000 for the Southwest County Justice Center in Riverside County, California.

     Proximity card readers, Maxx-Net NT(TM) and Maxx-Net 5000(TM), as well as our parking products, are products which are currently deliverable. Sytron's 1999 focus is on these products.

     ECSI Construction Services, Inc., acquired in October 1998, has been organized to be Sytron's contracting division. ECSI will feature products manufactured by other Sytron subsidiaries and will offer these products or systems as part of a turn-key contract to an end user. ECSI, as an integrator and general contractor, is capable of bidding directly to an end user in major projects where previously Sytron served only as an equipment vendor. SSG and Dorado will bid to resellers. At March 31, 1999, ECSI had a backlog of $900,000 in orders to be completed in fiscal 1999.

     Six Months Ended March 31, 1999 Compared to 1998

     In total, sales for the first half of 1999 grew by $879,100 or 36% over sales for the comparable six months in 1998.

o ECSI Construction Services, Inc., acquired in October 1998, contributed $776,700 of the sales increase.
o Security product sales through SSG increased by $318,100 (37%) with the continuation of the Sterling, Colorado detention facility project which began in mid 1998, the initial phases of the Anchorage International Airport project, and the Papa Johns corporate security system.
o Parking systems sales decreased in 1999 from 1998 by $189,300 (30%) due to the rationalization of this product line and the discontinuation of a DOS based revenue control system.
o Dorado's reader business, less affected in 1999 by the trend from magnetic card to proximity readers, increased $29,800 (4%).


o Sytron Security Systems (SSS) declined $56,200 (32%) due to an inadequate dealer organization and to marketing issues which developed in the latter part of 1998. Those marketing issues have been aggressively addressed, including the addition of three new dealers in the first quarter of fiscal 1999. The benefits of these efforts are expected to begin in late fiscal 1999 and in early 2000.

     Gross profit for the first six months of 1999 decreased by $103,100 (10%) from the comparable period in 1998 as the gross profit percentage declined to 28% from 45%, due to significant changes in the sales mix. ECSI contracts, as well as those of SSG discussed above, had lower gross profit percentages than were obtained on the sale of readers and other standard products. Operating income from contracts, however, is enhanced by lower operating expenses.

     Operating expenses decreased by $532,100 (32%) in the first half of fiscal 1999, due to decreases of $90,500 (27%) in R&D, $157,400 (30%) in sales and marketing and $284,200 (34%) in administration.

o Development costs were lower in 1999, as the commercial and correctional versions of the Maxx-Net NT(TM) based security system were introduced and Dorado's innovative universal proximity reader completed its final development stages. Heavier development spending for both product lines had been incurred in 1998.
o Sales and marketing expense decreased in line with the strategy change of October 1998, to focus on large corporate and correctional market sales. Dealing with the designers and integrators who control bidding on these projects requires substantially less sales resources than the previous dealer oriented strategy.
o Administration expense was significantly reduced by eliminating the integration costs and additional staff required in 1998 to deal with newly acquired and planned subsidiaries, as well as by the economies instituted in October 1998 as discussed above.

     Interest expense in the first half of fiscal 1999 decreased $7,000 (5%) from the comparable period in 1998, despite the higher average debt level. The expense recognized for Sytron shares issued annually as interest payments to holders of debt used by Sytron to acquire Dorado varies with the quoted market value of Sytron's common stock. Market value was lower in the first half of 1999 than it was in 1998.

     While 1999 had no write downs of recorded assets, 68% of the 1998 net loss resulted from these write-downs. In 1998, with the release of new hardware and software products, and as part of the integration of a series of acquisitions, Sytron carefully reviewed the anticipated future business contribution from recorded assets and adjusted them down by $927,700 to estimated realizable value. The most significant asset write off was of capitalized security software, particularly versions running under IBM OS/2, which were superseded by the newly rewritten software running under Microsoft Windows NT(R). Similarly, inventory valuation was written down by $827,000. These values were affected by the introduction of the 386 hardware platform, as well as by a more precise measurement (facilitated by improved operating systems and personnel) of requirements for inventory held, including inventory obtained in past business acquisitions.

     Sytron had Net Operating Loss Carry forwards at March 31, 1999, of approximately $12,265,000, expiring in 2007 through 2014. However, until there is net income available to offset these accumulated losses, this asset cannot be used, and may expire before Sytron is able to take advantage of it.

     Fiscal Year Ended September 30, 1998 Compared to 1997

     Overall 1998 sales grew by $722,400 or 16.6% over 1997 sales.

o Security product sales through Sytron Systems Group (SSG) increased by $865,600 (99%) due to two main projects, the Galileo corporate security project and the Sterling, Colorado detention facility.
o    Parking systems sales increased in 1998 over 1997 by $191,800 (24%).
o Dorado's reader business, impacted by the trend from magnetic card to proximity readers, remained flat at $2 million.
o Sytron Security Systems (SSS) declined $398,500 (50%) due, in part, to the recognition in 1997 of a very large sale to one customer, Pantex, and in part in 1998 to an inadequate dealer organization and to marketing issues. Those marketing issues have been aggressively addressed, including the addition of three new dealers in the first quarter of fiscal 1999.
o Nautica Security Group, acquired in May 1998, contributed sales of $40,900 in 1998.

     Gross profit in 1998 increased by $198,500 (10%) over 1997 as a result of increased sales volume. The 1998 gross profit percentage declined to 43% from 45.5% with the sales mix change. SSG, focusing on penetrating the correctional facility and large corporate market, accepted large contracts which both generated cash to fund focused product enhancements and provided entry into those segments. These contracts, however, had lower gross profit percentages than were obtained on the sale of readers and other standard products.

     Operating expenses increased by $343,000 (11%) in fiscal 1998, due to growth of $116,700 (18%) in R&D, $151,100 (17%) in sales and marketing and $75,100 (5%) in administration.

     Development costs were heavy in 1998 as the commercial and correctional versions of the Maxx-Net NT(TM) based security system were introduced and Dorado's innovative universal proximity reader completed its final development stages.

     Sales and marketing expense increased with expansion of the sales force to cover the broader product line and to increase sales volume in the existing lines. Administration was affected by the integration costs and additional staff required to deal with newly acquired subsidiaries (2 in 1997 and 3 in 1998); however, Sytron continued its historical pattern of holding overhead cost increases to a significantly slower pace than revenue growth.

     Interest expense in 1998 decreased $555,000 (65%) from the unusually high 1997 level. Certain debt, incurred to acquire Dorado in 1995, requires annual payment of a fixed number of Sytron common shares, in lieu of additional cash interest, as long as the debt remains outstanding.

The expense recognized by Sytron for the issuance of those shares varies with the quoted market value of Sytron's common stock.

     58% of the 1998 net loss was due to write downs and write offs of recorded assets. With the release of new hardware and software products, and as part of the integration of a series of acquisitions, Sytron carefully reviewed the anticipated future business contribution from recorded assets and adjusted them down by $1,321,000 to estimated realizable value. The most significant asset write off was of capitalized security software, particularly versions running under OS/2, which were superseded by the newly rewritten software running under Microsoft Windows NT(R). Similarly, inventory valuation was written down by $827,000. These values were affected by the introduction of the 386 hardware platform, as well as by a more precise measurement (facilitated by improved operating systems and personnel) of requirements for inventory held, including inventory obtained in past business acquisitions.

     In 1998, $217,500 of gain from extinguishing debt was recorded. As funds are available, Sytron negotiates settlements of delinquent obligations, sometimes at a discount to the recorded amount payable.

     Sytron had Net Operating Loss Carryforwards at September 30, 1998, of approximately $11,000,000, expiring in 2007 through 2013. However, until there is net income available to offset, this asset cannot be used, and may expire before Sytron is able to take advantage of it.

LIQUIDITY AND CAPITAL RESOURCES

     Sytron's capital requirements have been primarily for working capital and for acquisitions. Working capital consists primarily of accounts receivable and inventories, the need for which increases proportionately as Sytron expands. Capital equipment expenditures were only $98,900 in FY98 and $157,800 in FY97, including the value of fixed assets contributed by acquisitions. New equipment consists primarily of computer equipment. Sytron's policy is to lease rather than purchase wherever possible.

     Since 1995 Sytron's policy has been to acquire companies or product lines in exchange for stock. These acquisitions required significant capital to integrate them into existing related operations or to fund planned growth opportunities. Sytron acquired two subsidiaries in October 1998, three subsidiaries in FY98, two subsidiaries in FY97, one in FY96, and one in FY95.

     The acquired companies have needed cash infusions of $100,000 to $250,000. Mundix needed cash to fund the debt incurred in standardizing its Maxx-Net(TM) system and Sytron Security Systems needed cash to replace outdated equipment and pay off debt. Sytron will also need additional capital to market its existing products appropriately and to maintain the technological competitiveness of these products.

     Since Sytron has consistently sustained operating losses, funding for these losses, for working capital, and for acquisitions has been provided by borrowing and by sale of Sytron's common stock.

     During fiscal year 1998, Sytron made significant strides in improving its capital position. $567,300 of cash was raised from the sale of unregistered shares, to two main offshore investors, Werren Holdings Limited and Crescent. Sytron's receivables-secured, short-term debt was refinanced as $608,000 of two year notes maturing on January 31, 2000. Net new fiscal 1998 borrowings totaled $370,300. Sytron also issued 1,268,589 common shares in exchange for consulting and other services valued at $169,200 and for debt totaling $1,029,300.

     Sytron negotiated an agreement in December 1998 with Crescent for up to an additional $750,000 of financing in the form of convertible notes, based upon reaching certain benchmarks. In January 1999, Sytron received proceeds of a $350,000 note it issued under this agreement. (See "Crescent Financing") We are not assuming for our planning purposes that additional amounts under this agreement will be available to Sytron in 1999.

     In the first 6 months of fiscal 1999, Sytron issued 242,391 common shares in exchange for services and for interest payments, totaling in the aggregate $88,289. These shares are in addition to those issued to Crescent and for the October 1998 acquisitions, both of which are described elsewhere in this prospectus.

     At March 31, 1999, Sytron was obligated to repay outstanding loans of $1,543,400 (short term and long term), including $413,600 owed to related parties. The related party loans are now due to various shareholders and accrue interest at rates varying from 10% to 12% per annum. These loans are collateralized by certain assets of Sytron. There are no present demands from any note holder for repayment of the obligation owed by Sytron. Outstanding notes aggregating $917,000 are also owed to various unaffiliated parties. See
Note 9 to the Consolidated Financial Statements in this prospectus for a detailed description of these liabilities.

     Additional Financing

     While Sytron is focusing on the profitability of existing operations to improve internal cash flow in 1999, additional financing will be required. Additional growth in existing products is expected and will require working capital. Any working capital financing is expected to be largely debt, secured by the accounts receivable and inventory financed. Existing debt, which is now due, will be retired as part of any substantial financing.

     Further acquisitions remain part of Sytron's long term strategy, but will be deferred until the profitability of existing products is addressed and until adequate additional long term capital is secured. Long term capital will be obtained largely from the sale of either common stock or debt convertible into common stock.

     Sytron will pursue additional financing to continue its growth, but there is no assurance that additional investment can be obtained. Constant effort is focused on obtaining small, private investments to fund programs aimed at near term profitability. Major financing will become more feasible after Sytron has demonstrated an ability to generate profits.

YEAR 2000 COMPLIANCE

     Many computer programs were designed to use only two digits to identify the year, without considering the impact of the change in the century. If not corrected, many computer applications could fail or create erroneous results after December 31, 1999. "Year 2000" issues affect virtually all organizations, including Sytron. If these issues were not addressed, Sytron's ability to build, bill and collect for our products could be significantly impaired. These effects could be caused by compliance problems of our suppliers or customers, as well as problems within Sytron.

     All Sytron products currently use four digits to identify the year. There was no modification cost since these products were designed initially to use four digits. We have done specific testing to confirm that these products are Y2K compliant. We have notified customers of earlier products which may not be Y2K compliant of the upgrade path available to them. We have also warned customers that other aspects of their system, notably the operating system and computer hardware, must also be Y2K compliant for the installation to function without interruption.

     Software used by Sytron to run its business is all provided by third party vendors. We have been assured by these vendors that our accounting, operating and manufacturing systems are Y2K compliant; we are in the process of verifying these assurances with our own testing. The Microsoft Windows NT(R) operating system and Microsoft Office(R) software has specific modifications, available without charge, to assure these applications are Y2K compliant. We have obtained these updates but have not yet applied them throughout Sytron.

     Sytron uses many suppliers of components and services. We have received assurances from our critical suppliers that they have addressed Y2K issues and believe they are compliant. In many cases there are alternate sources of supply.

     The Y2K problem is unique and pervasive. No one can fully predict the possible effects of the date change on January 1, 2000. We believe that we have developed an effective program to prevent disruptions to our business and have complete implementation planned well before year-end 1999. There can be no assurance, however, that significant impacts will not occur.

INFLATION

     Although its operations are influenced by general economic conditions, Sytron does not believe that inflation has had a material effect on the results of operations during the fiscal year ended September 30, 1998 or during the six months ended March 31, 1999. No material impact is anticipated in the remainder of 1999.

                                    BUSINESS

     The market data and industry forecasts that we refer to in this prospectus were obtained from publicly available information and industry publications. While we believe this data and information is materially correct, we have not verified and cannot guarantee it.

Industry Overview

     The U.S. market for nonresidential security products and services has experienced impressive growth. In a report issued three years ago, Lehman Brothers estimated a total electronic equipment market of $12 billion in 1995. The access control segment of that market in 1995 was estimated at $1.1 billion. The majority of that sum ($600 million) was estimated as spent on traditional cards, readers, locks, intercoms, and other "door peripherals". The growth rate for this segment was estimated at 10% per year. A second major segment of the market ($400 million) is comprised of new access control technologies, such as biometric photo ID, radio frequency ID, and computer system access. This segment is seen as growing at an estimated 20% annually. The third and smallest segment ($100 million) is comprised of software driven security access systems which form the common database integrating subsystems. The growth rate for this segment was called very rapid.

     We think there are several factors behind the growth in the markets we serve. First, we believe that commercial and industrial companies are investing in security products and services to confront their security concerns. Second, insurance against certain risks (or other limits on coverage) is becoming more difficult to obtain. Third, there is a growing concern about harm to employees through workplace violence. Fourth, companies are concerned about potential liability resulting from criminal or terrorist actions.

     The Hallcrest Report II forecasts that product sales from the security products and service industry's estimated 4,800 manufacturers and distributors will grow to $23.7 billion by the year 2000. The Report further notes that electronic security products are expected to continue to offer the highest product growth to the year 2000 including those products based upon intelligent chip technologies, including access control, video surveillance and alarm processing. As a group, electronic security products are expected to have annual growth rates from 11% to 40% depending on the product category. The Hallcrest Report II: Private Security Trends (1970 to 2000) is a report of a research project undertaken in 1989 and 1990 under a grant from the National Institute of Justice, U.S. Department of Justice.

     A new development in the industry is that with technology advancements, security systems may now become integrated. Historically, a facility would install separate systems to solve single security problems. When additional needs were identified, additional systems were installed. This produced a number of systems which were expensive, unwieldy and sometimes ineffective. In the past, these separate systems needed to be coordinated to provide interaction between them. Now, with integration, the functions of these several systems can be combined into one system using one database and possibly one main machine. Such integration can lead to reduced initial cost, and lower maintenance costs. Integration also allows many functions to be dependent or controlled because of changes in other corresponding functions - for example, turning off utilities after all personnel have left an area.

Company Overview

     We summarized our company for you in Prospectus Summary at page 2. This will provide more detail about our company, and its products and services.

     We formed Sytron in 1992 as a Pennsylvania corporation under the name of MHB Technology, Inc. We adopted our present name in August, 1995. Beginning at about that date, we began to grow through a series of acquisitions of smaller, independent producers or developers of security devices. These smaller companies make up Sytron operating subsidiaries. The material subsidiaries are Dorado Systems Corporation ("Dorado"), and Sytron Security Group, Inc.("SSG").

     Sytron has partitioned its business into three segments. One segment, under the leadership of Dorado, will focus its efforts on the sale of our "off-the-shelf" products. A second segment, our "Systems Group", will be a major integrator of our products and services, seeking to offer those products and services to the largest customers we serve. This group will be responsible to support contractors with whom we work on major projects. Current efforts include the airports at St. Thomas and St. Croix, Virgin Islands and at Anchorage, Alaska. Our third business segment will be conducted through ECSI Construction Services, Inc., an acquisition made in October, 1998. ECSI will itself be a direct contractor seeking to bid for projects where it can use, as part of its comprehensive service to an owner or developer, the products and services of the other parts of Sytron.

     Since the fall of 1995, Sytron has grown through a series of acquisitions of smaller, independent producers or developers of security devices. These include:

               o Dorado
               o Sytron Systems Group, Inc. ("SSG")
               o Sytron Security Systems, Inc. ("SSS")
               o Mundix Control Systems, Inc. ("Mundix")
               o Point Automation, Inc. ("Point Automation")
               o Nautica Systems Group ("Nautica")
               o ECSI
               o Law Enforcement Technologic Resources, Inc. ("LETR")

     At the end of the calendar year 1995, we adopted a plan to dispose of MHB Manufacturing, Inc. This wholly owned subsidiary filed a bankruptcy petition in 1996. At the time of the subsidiary's bankruptcy filing, Sytron did not consider it to be an important contributing subsidiary.

     In September 1996, we completed a private offering raising gross proceeds of approximately $859,000. Approximately 50% of the proceeds were used for the organization of Sytron Parking Systems, Inc. (a predecessor of SSG) and the integration of Dorado into Sytron.

     At our assembly manufacturing plant in Broomfield, Colorado, we assemble and market access control systems, and security products, and we develop and market a standard software product to integrate disparate electronic security products. We call that "systems integration". By establishing multiple security-related core businesses, we believe we have reduced our exposure to any single business downturn or any single technological risk or competitive pricing pressure.

     Dorado Systems Corporation (Dorado)

     Dorado was founded in 1971 and has been a Sytron subsidiary since 1995. Although the market for magnetic stripe cards has been decreasing in recent years, we believe Dorado is one of the leading manufacturers both of magnetic stripe card readers and of accessories for use in card access security systems in North America. For more than 25 years, Dorado has marketed these products to original equipment manufacturers (OEMs), such as Honeywell and Westinghouse. They combine Dorado's products with their own products for a complete system sale to an end user or dealer network. We believe that the products offered by Dorado provide a competitive advantage because of Dorado's use of EMPI(R), a method of data encryption, for its card encoding.

     To read a magnetic stripe card, it has to be "swiped" through a reader. The magnetic stripe card format is a secure encoding and decoding format. It allows any one of Dorado, the system supplier, the affiliated installing security dealer, or even the end user's organization to encode cards on that user's proprietary system. Additionally, Dorado's products support multiple "open" magnetic stripe card formats for card encoding. This allows any entity chosen by the customer to encode cards. We believe this encryption format leads to a more secure magnetic stripe card than those of Dorado's competitors.

     Dorado's cards and readers have been selected for use by many high security facilities such as the Port Authority of New York, and by many international airports such as Denver, LaGuardia (New York), San Francisco, Detroit, and Philadelphia. Dorado readers are also in use in several nuclear power stations such as Boston Edison, Duke Power, New Central Nuclear (Spain) and Zorita Nuclear Power Plant (Spain). One of Dorado's OEMs was also awarded a contract to provide EMPI(R) readers for San Onofre Nuclear Power in California.

     Historically, the majority of Dorado products have been designed for interior use. They were not suitable for outdoor use because they were not designed to withstand the weather. In June 1997, Dorado introduced a weatherproof version of one of its largest selling reader models. Some existing users converted all of their standard readers to the weatherproof version. To date, the weatherproof readers account for approximately 20% of Dorado sales, some of which are new sales and some of which are replacement sales.

     As the market for magnetic stripe card readers has been steadily decreasing, Dorado has responded by developing proximity-type readers. A proximity reader is a step-saving device that makes it possible for information to be read from a card near the reader rather than by "swiping" the card through the reader. In 1996, Dorado introduced its EmpiProx TM Reader, a proximity-type reader utilizing radio frequency (RF) identification. This product is flexible in that the choices of reading format do not have to be made at the factory.

     Dorado's proximity readers use the same outer casing as Dorado's Series 500 magnetic stripe readers. This makes it easy for existing customers to convert to the convenience of a proximity reader without modifying wall mounts, or dealing with other aesthetic considerations. Thus, the customer has a virtual "plug and play" upgrade from magnetic stripe to proximity reader.

     Dorado also manufactures fire alarm and security point transmitters and receivers for sending alarm signals over standard telephone lines to a central station. We believe this product provides a competitive advantage because it can work with the equipment of any fire alarm system manufacturer. In January, 1999, Dorado introduced a new product known as the Fiber Optic 5300 which permits these units to be connected via fiber optic cable.

     Sytron Security Group, Inc. (SSG)

     SSG markets the products of Mundix Control Systems, Inc. Mundix was acquired by our company in September, 1996. Its major product is the "Maxx-Net(TM)" system. Although Maxx- Net(TM) is over 15 years old, it has had continuous development to maintain its technical advantage.

     The Maxx-Net(TM) system is a PC based facility management system. Maxx-Net(TM) integrates card access, security and alarm-monitoring, electronic photo badge identification, closed circuit television, temperature control and other functions. The system uses a single software system at a central location. This design allows devices (such as card or biometric readers, fire alarms or motion detectors) to be connected to a control panel located near each device. The control panel makes the decisions (such as to open a door when the proper access code is used or to sound an alarm when the door is forced open). Since the decision can be made where the problem is occurring, the system can respond more rapidly to critical situations.

     Until 1996, Maxx-Net(TM) was marketed through two of the largest and oldest security OEMs, Thorn Automated Systems and Cardkey(R) Systems, a competitor of Sytron. Maxx-Net(TM) has been used by these and other companies as it can be tailored to the specific requirements of the customer. One project where it is in use is the Denver International Airport (DIA) where 1,600 Dorado Readers are connected to the Maxx-Net(TM) System. The DIA project has approximately 800 control panels located throughout the airport. A Local Area Network (LAN) with more than 15 workstations (PC's) manages the system and displays alarms within the airport's operations control center.

     Recent Maxx-Net(TM) projects include prisons (Sterling, Colorado and Southwest County Justice Center, California), airport facilities at Anchorage, Alaska and St. Croix in the U.S. Virgin Islands, airline facilities (United Air Lines at Denver International Airport, and Lockheed-Martin in Colorado Springs), government facilities (New Chelsea Trial Court, and Taoele Army Depot in Utah), and office buildings in major cities such as Jacor Communications in Denver, Colorado and Papa John's Corporate Headquarters in Louisville, Ky. Since January, 1997, SSG has completed installation of access control systems for Galileo International in ten locations in five countries, including the U.S., and has begun installation of similar access control systems for the same customer in four other locations in two other countries.

     Optional features that the Maxx-Net(TM) system may include are:

     Access Control
     --------------

          Access cards grant or exclude access to a certain location. By using access cards, Maxx-Net(TM) can control the ability of an individual to enter an area by day of the week and time of day. Maxx-Net(TM) can also accommodate disabled people by allowing them extra time to pass through a door.

     Electronic Badging
     ------------------

          This feature stores a cardholder's photograph digitally to create high quality badges and replacement badges. This reduces the cost of badging for employers. In high security facilities, this feature can identify cardholders positively by comparing an individual with that person's stored picture before allowing the individual to enter a secure area.

     Multi-Tenant Management
     -----------------------

          Property managers with multiple tenants within the same complex may use the Multi-Tenant Management system to permit each tenant to install workstations (PCs) for adding and deleting access cards and other functions for that tenant's location, and that location only. A property manager may let large tenants manage their own systems and cardholders and access points, thereby reducing the property manager's overhead, system costs and liabilities.

     Guard Touring
     -------------

          Guard Touring tracks and documents patrolling guards at a facility. Input devices installed at different sites in a facility can be used by patrolling guards to log their position. The system can require the guard to patrol in a specific sequence and the system will automatically monitor his movement. This type of tracking helps ensure that all areas are checked. In the event of an incident, the system has a record of the time and locations checked by each guard.

     Intelligent Device Controller ("IDC")
     -------------------------------------

          An IDC panel is the connection point for the readers, motion detectors, door locks, and door contacts. With Maxx-Net(TM) software, the user can operate the system from the field, as opposed to one central location. IDC permits a dealer or end user to customize such functions as counting people passing through a doorway, turning lights on when illumination level is too low, activating heating and cooling systems in response to changes in temperature, and carrying out similar functions. Ordinarily, this would require several separate systems running different software. Maxx-Net(TM) reduces costs for system, training, personnel, maintenance, and upgrades for the customer.

     IDC-50 Single Door Controller
     -----------------------------

          In 1998, SSG released a single door version of the Intelligent Device Control panel. It controls a single door from a location near the door. The IDC-50 has been designed to be used either within the Maxx-Net(TM) system or as stand-alone door controller program.

          The IDC-50 was designed in part to replace and upgrade existing door security systems, such as Cardkey(R) systems.

     IDC-LAN Connection
     ------------------

          As we see inter, intra and local area networks in many facilities, we think it essential that SSG develop the means to connect IDC panels directly to a network so a facility owner may install the panels and use the existing network to communicate with workstations which are already on the network. We think this development is useful to universities and other large campus environments which may have a number of networks in place, and which would recognize the value in the cost and control arising from an integration of all aspects of facilities management.

     Maxx-Net(TM) - Windows NT(R)
     ----------------------------

          Before the middle of 1998, the Maxx-Net(TM) system used the IBM OS/2 operating system. But, this past year, Sytron adapted Maxx-Net(TM) to the Microsoft Windows NT(R) operating system.

     Smart Cards
     -----------

          Smart Cards are cards that are programmable. They allow one both to read information from and to write information to a card. These cards can be used as both security and debit cards. As debit cards, values are added and subtracted automatically. In a university, a student can use a single smart card at the dining hall, at the library both for access and to check out books, at the book store to buy books, at vending and copy machines all over the campus, and at the student's dormitory for secure access. The parking control market can use smart cards at several parking lots where the driver's account can be automatically debited according to the time she was parked. We think this feature would reduce the cost of parking lot personnel. It would also cut the time needed for the customer to exit the facility.

     SSG also serves the parking industry. Its product line includes both those items acquired from Stanley and new products, some of which have been designed internally and others of which are being procured externally, with an exclusive marketing arrangement held by SSG.

     Sytron acquired Stanley Parking Systems from The Stanley Works in November 1996. This gave SSG an existing and established line of products to market under the "Stanley" name as well as access to Stanley's existing distribution network of more than 50 companies. Sytron's right to use the "Stanley" name for sales to Stanley's distribution channels expired in November, 1998.

     SSG is presently offering parking products such as gates and ticket dispensers which have been produced and marketed by Stanley for several years. Although SSG believes these products are of the highest quality, it is SSG's plan to upgrade the Stanley-based products to state of the art technology and integrate the product line with other Sytron products.

     SSG offers a line of parking and access control products including revenue collection and control, barrier gates, ticket dispensers, and vehicle identification systems. These products can be fully integrated into a comprehensive facility security system.

     Access Control and Security
     ---------------------------

     Integrating the parking system into Maxx-Net(TM), the same equipment provides card access and security monitoring for both parking lots and for buildings within the facility. This means people working within the facility carry only one card for all functions. It also means that management can control all the facility's functions on one system.

     Electronic Ticket Dispensing
     ----------------------------

     The present mechanical ticket dispenser has been modified for integration with Maxx-Net(TM). We plan to offer a new generation electronic ticket dispenser in the near future, and are presently evaluating several options. Additional features will include the ability to encode a magnetic stripe on the cards or to program a smart card.

     CountMaster Lot Capacity Indicator
     ----------------------------------

     In 1998, SSG began offering its new CountMaster system, available as an optional feature. This system tracks the number of cars entering and leaving a parking facility, and the residual number of spaces available. When capacity has been reached, it displays a "Lot Full" indicator at the entrance. The CountMaster has been designed to display by area of a parking lot the number of spaces available. With variable message signs at the entrance, this feature can direct customers to areas with open spots more efficiently, improve customer service by helping to avoid frustration and wasted time, and reduce pollution created by fruitless searches for an available space.

     Sytron Security Systems, Inc. (SSS)

     SSS manufactures high security entry ways, which are sometimes popularly called "mantraps." They incorporate a bulletproof enclosure with optional metal detection and biometric access control. Biometric technology identifies a person by automatically scanning distinguishing traits, such as finger, hand, voice or eye patterns. A person seeking to enter a secured facility first enters a security vestibule where that person's identity is confirmed. Once the individual is verified, a second door opens and permits the person to enter the facility. If approval is not given, the doors remain locked, and the system automatically notifies appropriate security personnel. The technology also has the ability to scan for weapons or drugs. These entry ways can be controlled through the Maxx-Net(TM) system, another example of our planned product line integration.

     Mundix Control Systems, Inc.

     Since it was acquired in September, 1996, Mundix has been the research and development center for all projects taken on by the other Sytron subsidiaries. Developments include waterproof and proximity readers for Dorado, and additional Maxx-Net(TM) software features for Sytron Systems Group.

Marketing/Sales Strategy

     Channels of Distribution:

     Our primary channels of distribution include:

o Sale of 75% of the dollar volume of Dorado products to OEMs such as Honeywell and Westinghouse which resell the product to end users through the OEM's direct sales offices or authorized dealers.

o Sale of Dorado communications modules to security and fire alarm dealers which use these products on projects the dealers have sold to end users. These products are marketed by the dealers under Dorado's name.

o Sale by SSG of its products and systems primarily to security and access control dealers which actively resell the products and systems directly to end users. SSG also contracts directly with end users in some instances.

o Sale by ECSI of products and services directly to end users as "turn key" projects.

     Marketing

     Most marketing efforts are directed to a relatively small number of potential purchasers. None of our products or services qualify as "consumer" products or services.

     Dorado markets products to end users and dealers through industry trade magazines as well as directly to OEMs via mailing campaigns and direct contact. With a customer base of approximately 25 companies who account for more than 80% of Dorado sales, the target marketing is very focused for those accounts.

     SSG markets its products to a select group of high level integrated systems contractors. These contractors typically focus on larger projects where Maxx-Net(TM) is not only capable of meeting the stringent specifications of the owner or developer, but also is cost effective.

     Mundix does no marketing.

     ECSI is a contractor, able to bid on large projects which may require many of the products and systems produced or marketed by one or more of Sytron's other subsidiaries. ECSI is encouraged to offer, in its bids, one or more of Sytron's range of products, and to take advantage of being a part of the Sytron "family" of companies. As part of the family, ECSI can offer enterprises to which a bid is made both a "turn key" solution and a high level of confidence that quality and timely delivery deadlines will be met.

     In 1999, as part of the Sytron profit improvement program, products produced or marketed by each of the subsidiaries are sold by that subsidiary to a target market. Moreover, each subsidiary is being managed to cross-sell other products within the corporate family to enhance Sytron's role as an integrated vendor in the industries in which it operates.

     As part of our web site, Internet users are able to obtain general or detailed information on specific products and to leave a request for a sales call or for more in depth information. In addition, the site supports dealers, OEMs and manufacturer representatives in processing orders, verifying shipping dates and logging field problems.

Manufacturing and Assembly

     The manufacturing assembly capacity for the entire company has been consolidated into the Broomfield, Colorado facility. We have become more efficient by centralizing activities such as purchasing, assembly, quality control and shipping/receiving . Where components used by the subsidiaries are common, we purchase in combined quantity, lower the unit cost for each item, and reduce the space required to store the item.

     As part of the effort to consolidate similar functions, order entry and customer service are also performed for all of the subsidiaries by a single department where possible.

Acquisitions

     In 1999, we will focus on generating profit and cash flow from existing operations. We will defer further acquisitions. At such later date as Sytron is able to consider acquisitions, we think that the fragmented make-up of the security industry, characterized by a large number of participating companies with a wide variance in annual revenues, will continue to provide Sytron with opportunities for growth.

     Terms of Recent Acquisitions

     In September 1995, we began acquiring small businesses with technological advantages in the field of electronic security products and services.

     On September 29, 1995, we acquired all of the common stock of Dorado Systems Corporation, a California corporation, from the 1995 Ragsdale Family Charitable Remainder Trust for $1,083,850. We borrowed the funds for the acquisition from three sources which subsequently became affiliates: Katonah West Pension Plan, Springhill Holdings, Ltd. and Werren Holdings, Ltd. A total of $332,750 remains outstanding from the indebtedness incurred to effect the transaction. (See "Principal Shareholders" and "Selling Stockholders").

     In September 1996, Sytron acquired all of the issued and outstanding securities of Mundix Control Systems, Inc. for 300,000 unregistered shares of the Company's common stock. The value of the Company's stock attributed to this purchase was $1,500,000 ($5.00 per share). Richard Munz was employed by our company as an officer. (See "Management" and "Principal Shareholders.")

     Effective November 22, 1996, we acquired parking equipment assets from The Stanley Works, a Connecticut corporation, for $25,000 in cash and royalties payable to Stanley during a two-year period. Through the period ended September 30, 1998, we have accrued royalties payable in cash to Stanley, of $62,220.

     In March 1997, we acquired certain assets from Camenco, Inc., a California corporation which had been founded in 1969. We also assumed an aggregate of $418,018 in Camenco liabilities. The purchase price for these assets was established at $816,000, for which we issued 200,000 restricted, unregistered shares of Sytron's Common stock and paid $10,000. Messrs. Feinglas and Howard are personal guarantors of Sytron's obligations to Camenco.

     In October, 1997, we purchased from Point Automation, Inc. substantially all of the "Pro Series" product line assets, both tangible and intangible, including the right to use the "Point Automation" name, in exchange for 25,000 shares of restricted, unregistered common stock, and a commitment to issue up to an additional 50,000 shares of restricted, unregistered common stock to Gary Handelin if, over the two year period following the closing of the transaction,

Sytron would enjoy sales of more than $1,000,000 in Sytron Fire products directly related to the products acquired within the agreement. We do not anticipate that any additional shares will be issued under the commitment. In June 1999, Sytron issued 50,000 shares of unregistered common stock in settlement of obligations for inventory included in this acquisition.

     In May of 1998, a newly formed Sytron subsidiary agreed to acquire the net assets of Nautica Technology Group International, for 50,000 restricted, unregistered shares of Sytron common stock valued at $190,000, and up to 550,000 additional restricted, unregistered shares of Sytron common stock in annual amounts (not exceeding 200,000 shares per year) to be precisely determined over a period of three years, depending on annual increases in Net Sales (a term defined in the acquisition agreement) and on annual increases in related earnings before income taxes. Among the assets acquired in this transaction are all of the issued and outstanding shares of two wholly-owned Brazilian subsidiaries, which specifically includes the rights of each of those Brazilian subsidiary companies to all of its tangible and intangible technology and intellectual property. Based on results of operations through May 31, 1999, no additional shares will be issued in connection with this transaction.

     In October, 1998, we acquired the outstanding shares of Law Enforcement Technologic Resources, Inc. ("LETR"). LETR is in the business of biometric recognition systems. We plan to integrate LETR's products into our access control and security systems businesses. We issued 440,000 restricted, unregistered shares of Common stock for LETR at the closing.

     In October, 1998, we acquired all of the issued and outstanding stock of ECSI Construction Services, Inc. Headquartered in California, ECSI operates primarily along the Pacific Coast and in Nevada, and is in the business of the commercial installation of security systems. Sytron issued 100,000 restricted, unregistered shares of common stock for ECSI at the closing of the transaction. Jim Power received 36,000 of these shares, while the balance went to other principals at ECSI. ECSI will operate as a subsidiary of the company, and, with its capability to carry out construction projects, presents the opportunity for the vertical integration of our products and services.

Employees

     We presently have 46 full-time employees functioning in the capacities of management (4), manufacturing, purchasing and production (26), administration
(5), engineering (4) and sales, marketing and customer service (7). The number of people employed will vary from time to time depending upon production levels. From time to time and on an "as needed" basis, we will also employ additional persons on a part or full time basis. None of our employees are covered by a collective bargaining agreement. Management believes that its relationship with its employees is excellent.

Insurance

     Sytron maintains casualty and liability insurance policies on its property, including business interruption, property in transit and other coverages. We also have an errors and omissions policy for our products. Sytron has been approved for bonding on specific jobs.

Competition

     Management believes that the security industry is fragmented and that there is no one or group of companies with major market share having control of the future of the industry. Right now, the market for our services and products is changing rapidly. As a result, our products and our services may undergo substantial changes as we react to competition. We think the principal competitive factors in these markets are name recognition, performance, ease of use and functionality of products.

Property

     Our principal place of business is located at 2770 Industrial Lane, Broomfield, Colorado. It consists of approximately 17,000 square feet of executive offices and manufacturing and warehouse space. The applicable lease agreement requires monthly lease payments of $8,094 and is effective until December 31, 2002, at which time we intend to exercise an option to renew for an additional five year term. Management believes that this space will be sufficient to meet our needs in the immediate future.

     ECSI leases approximately 1,460 square feet of space at 20610 Manhattan Place, Torrance, California for under $1100 per month.

                             ADDITIONAL INFORMATION

     We have filed a registration statement on Form SB-2 (together with all amendments, exhibits and schedules, the "registration statement") under the Securities Act with the Commission with respect to the shares of common stock offered hereby. This prospectus does not contain all of the information set forth in the registration statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information with respect to Sytron, please refer to the registration statement. Statements contained in this prospectus as to the contents of any contract or other document are not necessarily complete, and in each such instance, please refer to the copy of such contract or document filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference. As a result of this offering, Sytron will become subject to the information requirements of the Exchange Act, and in accordance therewith will file reports, proxy statements and other information with the Commission. The registration statement, as well as all periodic reports and other information to be filed by the Company pursuant to the Exchange Act, may be inspected without charge and copied upon payment of fees prescribed by the Commission at the public reference facilities maintained by the Commission in Room 1024, 450 Fifth Street, NW, Washington, DC 20549, and at the Commission's regional offices located at Seven World Trade Center, 7th Floor, New York, New York 10048 and 1801 California Street, Suite 4800, Denver, Colorado 80202-2648. The Commission maintains a worldwide web site at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission.

     We intend to furnish our stockholders with annual reports containing consolidated audited financial statements which have been certified by our independent public accountant, and quarterly reports containing unaudited summary consolidated financial information for each of the first three quarters of each fiscal year.

                                LEGAL PROCEEDINGS

     Except as described below, the Company is not a party to any legal proceedings which it considers material, and is not aware of any threatened litigation that could have a material adverse effect on the Company's business, financial condition or results of operations.

     HID Corporation of Irvine, California filed suit in January, 1998 in the United States District Court for the District of Colorado claiming that Dorado's Universal Reader(TM) infringes two HID patents because the reader is capable of reading HID access control cards. While HID seeks damages and injunctive relief in its Complaint, it recently withdrew its motion for preliminary injunction after Sytron presented evidence that the Universal Reader(TM) does not infringe the subject patents. HID has not itemized the money damages it is seeking in the case. No trial date has been set, but discovery is being conducted by both HID and by the Company. Management believes that the Dorado product does not infringe either of the HID patents, and is vigorously defending the action. In addition, Sytron has brought counterclaims against HID asking the Court to declare the patents invalid and not infringed and requesting damages for HID's misrepresentations to Sytron's customers regarding the Universal Reader(TM).

     Camenco, Inc. is seeking to enforce an arbitrator's award against Sytron Security Systems, Inc. arising from the transaction by which the Sytron subsidiary purchased substantially all of Camenco's business assets. The arbitrator's award has been converted into a judgment against the Sytron subsidiary. The maximum estimated exposure would involve a payment by the Sytron subsidiary of $173,500 (including $8,500 in attorneys fees), in exchange for which Camenco would be required to return 160,000 shares of Sytron common stock which Camenco received in the 1997 purchase transaction.

                                   MANAGEMENT

Directors, Executive Officers and Senior Management

     Biographical Information of Directors and Executive Officers

     The following table sets forth certain information with respect to each of the directors and executive officers, and a member of management, of the Company.


Nominee             Age       Company              Experience
-------             ---       -------              ----------
                              Position
                              --------
Mitchel A.          50         Director,           Mr. Feinglas has served as President since 1993 of
Feinglas                      August 1993          PCG, a financial consulting organization which
                                                   advises Sytron on financial and equity formation
                                                   matters. (See, "Certain Transactions.")   From
                                                   August, 1993 to July, 1999, he served as Chief
                                                   Executive Officer of Sytron.  Mr. Feinglas served
                                                   as Chief Executive Officer and Director of Great
                                                   Earth Vitamins, Ltd.  from 1991 to 1993.  Mr.
                                                   Feinglas organized and served as President,
                                                   Director, Principal, and Registered Broker of
                                                   Jonathan Alan & Co., Inc., a Registered Broker-
                                                   Dealer from 1983 to 1990. Mr. Feinglas serves on
                                                   the Board of Directors of Create-a-Check
                                                   Software, Inc.  Mr. Feinglas received his Bachelor
                                                   of Arts in Accounting from New York University
                                                   in 1971.

Richard E. Munz     67        Secretary,           Mr. Munz served as Vice President of Marketing
                              December             for Mundix Control Systems, Inc., from 1992 to
                              1996                 1996.  Mr. Munz received  Bachelor of Science
                                                   degree in engineering from Purdue University in 1954
                                                   and a Master's degree in business administration  from
                                                   the University of Colorado in 1959.









                                                 -43-





Name                Age       Company              Experience
----                ---       -------              ----------
                              Position
                              --------

Robert B. Howard    36        President,           Mr. Howard has, since February 1996, been Vice
                              Treasurer,           President of Marketing and Sales of Sytron
                              Director             Security Products, Inc., a subsidiary of the
                              May 1996             company.  Mr. Howard assisted in the
                                                   establishment of Sytron's relationship with
                                                   Mundix beginning in October 1995.  Mr. Howard
                                                   served as Sales Manager for the Integrated
                                                   Systems Group of Cardkey Systems, Inc. (later
                                                   acquired by AMTECH, Inc.) from 1992 to 1995,
                                                   and, in that capacity, was responsible for sales,
                                                   including both the Denver International Airport
                                                   project and security systems for several
                                                   correctional facilities.  Mr. Howard served as
                                                   Project Engineer, Project Manager, Sales and
                                                   District Sales Manager for Kidde Automated
                                                   Systems (acquired by Thorn EMI during his
                                                   employment).  Mr. Howard received his Bachelor
                                                   of Science from Ohio State University in 1985.


Michael B.          56        Chief                Mr. Fitzsimons was Chief Financial Officer for
Fitzsimons                    Financial            several high-tech companies, including FullDeck
                              Officer and          Technologies (software) from 1995 to 1998,
                              VP, Finance,         Sandhill Scientific (medical software and
                              March 1998           instruments) from 1990 to 1995, Rocky Mountain
                                                   Instrument (electro-optical manufacturer) from
                                                   1988 to 1990, and Sigma Design (computer hardware
                                                   and software) from 1984 to 1988.  Additional operating
                                                   responsibilities included manufacturing at Sandhill Scientific, and manufacturing and sales/marketing at Rocky Mountain
                                                   Instrument. Mr. Fitzsimons held a series  of  financial
                                                   management positions with Corning Glass Works from 1972 to
                                                   1983. He began his career with Price Waterhouse in New
                                                   York, holds a Bachelor of Science degree in Business
                                                   Administration from LeMoyne College, and is a CPA in New York and Colorado.



                                                 -44-



Name                Age       Company              Experience
----                ---       -------              ----------
                              Position
                              --------
James W.  Power     70        Director,            Mr. Power is also President and CEO of ECSI
                              September            Construction Services, Inc., a Sytron subsidiary
                              1998                 operating as a general contractor for commercial
                                                   construction.  He was also the chairman of the
                                                   board from 1996 to 1998 of  Infographics, Inc. a
                                                   manufacturer of access control software and
                                                   hardware.  Mr. Power founded Martec Systems,
                                                   Inc. and was a principal there from 1991 to 1995,
                                                   when it was sold to SAIC of San Diego.  He also
                                                   acted as vice president and general manager of
                                                   Cardkey Systems, Inc.  Mr. Power also served on
                                                   the board of directors and as treasurer of Citicorp
                                                   Credit Services and on the board of National
                                                   Semiconductor Corporation.  He has also served as
                                                   vice president and general manager of TRW Data
                                                   Systems, a unit of TRW Inc.  Mr. Power served in
                                                   the U.S. Air Force where he was trained in
                                                   electronics, languages and intelligence gathering.



     All Sytron directors hold office until the next annual meeting of shareholders and until their successors have been elected and qualified. Officers are elected by the board of directors and hold office for one year terms, or until their death, resignation or removal from office.

     There are no family relationships between the persons identified as executive officers and directors.

     At the end of the calendar year 1995, Sytron adopted a plan to dispose of MHB Manufacturing, Inc. Margins in the business in which it was involved had become too thin to sustain the enterprise, and Sytron was about to embark on a new business direction. Accordingly, this wholly owned subsidiary filed a bankruptcy petition in 1996. At the time this subsidiary filed its bankruptcy petition, Messrs. Feinglas and Howard were officers and directors of Sytron.

     Director Compensation and Stock Options

     Members of the board of directors do not currently receive any cash compensation for serving on the board of directors. Each member does receive an option to acquire 20,000 shares of common stock through the Sytron's Non Statutory Option Plan, which option vests at the rate of 5,000 shares per year. We discuss the plan below.

     Options under the plan have been granted from time to time to members of the board of directors and to executive and other officers and employees of Sytron.

     Executive Employment Agreements

     Robert Howard and PCG have entered into agreements concerning employment with Sytron, both of which became effective on May 1, 1997. PCG agrees to provide the services of Mitchel Feinglas to Sytron. Each agreement continues to January 1, 2000. Each agreement provides that Sytron may not terminate the services of Mr. Howard or of Mr. Feinglas unless the individual has committed an act of malfeasance. If Sytron considers an act of the employee or consultant to be malfeasance, Sytron must give the individual 15 days notice of its intent to terminate the individual's employment and provide the individual with an opportunity to explain the act considered to be malfeasance.

     The PCG agreement requires that it shall cause Mitchel Feinglas to serve as a consultant to Sytron for an annual base salary of $104,546, plus an automobile to be provided by the company. Mr. Feinglas has reduced the time he devotes to the affairs of Sytron to less than ten (10%) percent of his time. He remains available for assistance on strategic matters as a consultant and as the Chairman of Sytron's board of directors.

     Mr. Howard's employment agreement provides that he shall serve as President of Sytron for an annual base salary of $96,000 plus an automobile to be provided by the company.


1996 Non-Statutory Stock Option Plan

     On June 28, 1996, Sytron's board of directors adopted a nonstatutory stock option plan for employees, officers, directors, consultants and other persons who, or enterprises which, have assisted Sytron. The plan became effective on June 28, 1996. No more options will be granted after June 28, 2000, but options granted prior to that date may extend beyond that date. At a special meeting of Sytron shareholders on January 8, 1999, we restated, ratified and re-approved the plan, and authorized an aggregate of three million five hundred thousand (3,500,000) shares of common stock for its use.

     We adopted the plan to attract and to retain people of ability and initiative, and to offer an incentive for such persons to continue to render outstanding service to our company. The board of directors considered it in the best interests of Sytron and its shareholders to provide such able and industrious people or the enterprises with which they are affiliated the opportunity to participate in any appreciation in value of our common stock which may result from their efforts. The plan, through the granting of stock options, is designed to meet that goal.

     The plan is administered by the board of directors or by an option committee. Shares subject to options have been, and will continue to be, made available from either authorized and unissued shares or previously issued treasury shares. The Option Committee is authorized to establish rules and regulations for administration of the plan; to interpret, correct or amend the plan or any option granted thereunder; and to terminate the plan.

     The plan provides for the grant of Nonstatutory Stock Options. The options may be granted to our employees, including employee directors, to our non-employee directors, and to others.

     The exercise price per share will vary with the market price of the common stock on the date the option is granted or on April 1 and October 1 dates over a period of forty-eight (48) months. However, the option committee may determine to grant an option at not less than 85% of the then-current market price. Any lower price for an option must be specifically approved by the board of directors, but, in any event, no option may be granted at less than 75% of the then-market price. The Option Committee determines the time of exercise and the term of each option when granted. Each option will expire not more than five (5) years from the date of its grant unless the optionholder dies while the option is exercisable. In that case, the option will not expire until one year from the date of death. The plan permits the payment of the exercise price only in cash.

     Options are not transferable, except by the laws of descent and distribution. Options which for any reason cease to be exercisable shall be considered terminated. Common stock subject to an expired or terminated option is again available for grant.

     With very limited exceptions, if any change is made in the shares subject to the plan or to any option granted thereunder (through merger, reorganization, stock dividend, issuance of subscription rights or similar events), such adjustments or substitutions will be made in the number of shares and in the exercise price as the Option Committee, with the approval of the board of directors, deems equitable to prevent dilution or enlargement of option rights.

     The board of directors may amend or terminate the plan in all respects, except that without the approval of the shareholders, no such amendment or modification may either increase the number of shares reserved for options (except as described in the immediately preceding paragraph) or reduce the exercise price below 75% of the fair market value at the applicable date.

     Since the plan was adopted, options have been granted to 99 persons and enterprises. Those options authorize the purchase of 1,762,511 shares of common stock. As of June 30, 1999, 180,518 shares of common stock have been issued on exercise of options, and options to acquire 1,581,993 shares are outstanding. Under the outstanding options, common stock may be acquired at prices ranging from $0.469 to $3.625 per share.

                             EXECUTIVE COMPENSATION

     The following table sets forth certain information concerning the annual and long term compensation, paid or accrued, for Sytron's chief executive officer and for each of the four highest paid other executives (the "Named Executive Officers") for services in all capacities during the last three fiscal years:


                                              Summary Compensation Table

                                                                                   Long Term Compensation
                                           Annual Compensation                             Awards
                              ----------------------------------------------  ---------------------------------
     (a)            (b)           (c)             (d)             (e)             (f)              (g)               (h)
                                                                   Other                       Securities
Name and                                                          Annual      Restricted       Underlying        All Other
Principal                                                          Comp-      Stock            Options           Compen-
Position          Year        Salary($)        Bonus($)          ensation     Awards($)                          sation ($)
----------------- ----------- ---------------  --------------  -------------  ---------------- ----------------  ---------------
Mitchel           1998        0                0                106,574       -                497,416           $ 6,484
Feinglas,         1997        0                0                106,574       -                                    5,505
Director          1996        0                0                 58,757       -                                    5,807

Robert            1998        96,000           0                              -                500,549            5,486
Howard,           1997        78,200           0                              -                                   4,875
President and     1996        67,385           0                              -                                   3,656
Director

Richard           1998        21,000           0                              0                 26,259            0
Munz,             1997        51,500           0                              0                                   0
Secretary         1996        19,462           0                              0                                   0

Michael           1998        35,000           0                              14,501            75,000            0
Fitzsimons,       1997        0                0                              0                                   0
Chief             1996        0                0                              0                                   0
Financial
Officer


     No direct salary is paid to Mitchel Feinglas as he is an employee of PCG. Sytron's contract with PCG. requires that the services of Mitchel Feinglas be made available as director and requires us to pay PCG. the sums listed in Column
(e). PCG., in its own right, is a lender to Sytron and the holder of certain options and certain stock. In addition, PCG. holds options to acquire 1,351,355 shares of common stock at a price of $0.750 per share, on account of Mitchel Feinglas' services.


                      DISCLOSURE OF COMMISSION POSITION ON
                 INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

     Sytron's Articles of Incorporation provide that a director shall not be personally liable to the company or any of its shareholders for monetary damages for breach of fiduciary duty as a director, except liability for the following:

     (a) any breach of the director's duty of loyalty to Sytron or its shareholders;

     (b) acts or omissions not in good faith or which involve gross negligence intentional misconduct or a knowing violation of law;

     (c) any transaction from which the director derived an improper personal benefit, or

     (d) any unlawful distribution as set forth in the Pennsylvania Business Corporation Act.

These provisions may have the effect in certain circumstances of reducing the likelihood of derivative litigation against directors. While these provisions may eliminate the right to recover monetary damages from directors in various circumstances, rights to seek injunctive or other non-monetary relief are not eliminated.

     Under our by-laws, we agree to indemnify our directors to the fullest extent permitted by law. Our bylaws also permit Sytron, through action of the board of directors, to indemnify the our officers or employees to the fullest extent permitted by law.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Securities Act") may be permitted to directors, officers and controlling persons of Sytron pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Sytron of expenses incurred or paid by a director, officer or controlling person of the company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, Sytron will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                             PRINCIPAL SHAREHOLDERS

Security Ownership of Directors, Management and Certain Beneficial Owners

     The following table sets forth certain information, as of June 30, 1999, as to the beneficial ownership of Sytron's common stock as of that date by-

o each person known by us to own, beneficially, more than 5% of our common stock,
o    each director,
o each of our executive officers named in the Summary Compensation Table contained herein, and
o    all directors and executive officers of Sytron as a group.


Name and Address (1) of                  Amount and Nature               Percentage of
Beneficial Stockholder               of Beneficial Ownership (2)      Shares Outstanding (2)
------------------------             ---------------------------     ----------------------

Mitchel A. Feinglas                       3,056,711 (3)                       29.0%

Robert B. Howard                          727,421 (4)                          6.9

James W. Power                            41,000 (5)                            .4

Michael B. Fitzsimons                     99,944                                .9

Richard E. Munz                           193,878 (6)                          1.8

Werren Holdings, Ltd.                     2,098,976 (7)                       19.9
8 Queensway House Queen Street
St. Helier, Jersey
Channel Islands JE2 4WD FC

Katonah West Pension Plan                 881,375 (8)                          8.3


Springhill Holdings, Ltd.                 604,041 (9)                          5.7
8 Queensway House Queen Street
St. Helier, Jersey
Channel Islands JE2 4WD FC

Crescent International Limited            752,731 (10)                         7.1
Greenlight (Switzerland) SA
84, av.  Louis-Casai, P.O. Box 161
1216 Geneva, Cointrin
Switzerland
Attention: Melvyn Craw/ Maxi Brezzi

All executive officers and
directors as a group                      4,118,954                           39.0
(five persons)
---------------------------------

(1) The address for each person named is c/o Sytron, Inc., 2770 Industrial Lane, Broomfield, Colorado 80020, except as otherwise stated.

(2) For purposes hereof, a person or group of persons is deemed to have "beneficial" ownership of any shares which such person or group of persons has the right to acquire by option, warrant or otherwise (and without regard to the exercise price of any option or warrant) within 60 days of the date of this prospectus. Except as otherwise noted, Sytron believes that the persons in the table have sole voting and investment power with respect to the shares of common stock indicated as being beneficially owned by them.

(3) Includes 396,650 shares of common stock owned by PCG and warrants to acquire 200,000 shares and options to acquire 1,323,230 shares, also owned by PCG; 881,375 shares of common stock owned by Katonah West Pension Plan, a pension plan of which Mr. Feinglas and his sister-in-law Susan Maisch are trustees; 205,957 shares of common stock owned by Peggy Feinglas, Mitchel Feinglas' spouse, in her individual capacity; 40,602 shares of common stock owned by Stuart Feinglas, Mitchel Feinglas' brother; 3,138 shares of common stock owned by Lori Feinglas, Mitchel Feinglas' daughter; 1,892 shares of common stock owned jointly by Lori Feinglas and her husband Kevin Welty; and 3,867 shares of common stock owned by Allison Feinglas, Mitchel Feinglas' daughter. All of the issued and outstanding shares of PCG are held by Peggy Feinglas. Mitchel Feinglas is a primary beneficiary of the Katonah West Pension Plan, but there do exist other beneficiaries of the plan. Mr. Feinglas disclaims any beneficial interest in the shares of common stock, warrants or options owned by PCG, by his spouse, by his brother, jointly by his daughter and son-in-law, or by either of his daughters.

(4) Includes warrants to acquire 200,000 shares and options to acquire 483,615 shares of common stock. Also includes 2,000 shares of common stock held by Robert Howard as custodian for his minor son Garrett, 25,000 shares of common stock owned by Kerry Howard, Mr. Howard's wife and 16,806 shares of common stock owned by Libby T. Howard, Mr. Howard's mother. Mr. Howard disclaims any beneficial interest in the shares owned by his son and his mother.

(5) Includes the 36,000 shares of common stock which were issued to James Power in connection with Sytron's acquisition of ECSI Construction Services, Inc., of which Mr. Power is President and CEO, and an option to acquire 5,000 shares of common stock.

(6) Includes an option held by Richard Munz to acquire 9,134 shares of common stock.

(7) Werren Holdings, Ltd., is a trust which is both lender to, and stockholder of, the company. Includes warrants to acquire 700,000 shares of common stock. Springhill Holdings, Ltd. and Werren Holdings, Ltd. are unrelated parties, but each is advised by the same investment advisor, operating from the same address.

(8) Includes 881,375 shares of common stock owned by Katonah West Pension Plan, a retirement plan for the primary benefit of Mitchel Feinglas, of which Mr. Feinglas and Susan Maisch, his sister-in-law, are trustees.

(9) Springhill Holdings, Ltd. is a trust which is both lender to, and stockholder of, the company. Includes warrants to acquire 15,000 shares of common stock. Springhill Holdings, Ltd. and Werren Holdings, Ltd. are unrelated parties, but each is advised by the same investment advisor, operating from the same address.

(10) See "Crescent Financing." Includes warrant to acquire 337,000 shares of common stock, but does not include stock which may not be currently acquired by reason of restrictions in the governing instruments.

     Sytron knows of no arrangements which may result in a change in control of the company.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Mitchel Feinglas has been a Sytron director since August 6, 1993. As of July1, 1999, Mr. Feinglas controlled, directly or indirectly, 1,533,481 shares of common stock. This represents 21.3% of Sytron's issued and outstanding common stock as of July 1, 1999.

     On May 1, 1997, Sytron entered into an agreement with PCG, a company owned by Peggy Feinglas, to provide the services of her husband, Mitchel Feinglas to Sytron. For a discussion, please see "Management" herein.

     Katonah West Pension Plan ("Katonah West") is a pension plan for the benefit of Mitchel Feinglas, among others. Beginning in 1995, it has loaned money to Sytron on terms that were more favorable to Sytron than were otherwise available. The loans were used for the acquisition of Dorado and for working capital. The trustees of Katonah West are Mr. Feinglas and his sister-in-law, Susan Maisch. At March 31, 1999, Sytron owed Katonah West $249,750; the sum is payable on demand, carries interest at the rate of 10% per year, and is secured by certain of Sytron's assets.

     Katonah West owns 881,375 shares of Sytron's common stock. Of this total, 87,927 were issued in payment of Sytron's debt to Katonah West arising from loans by Katonah West to Sytron. In addition, 793,448 shares were issued in lieu of interest on loans provided by Katonah West for use by Sytron in making the down payment on the purchase of Dorado Systems Corporation in September 1995.

     PCG now owns 396,650 shares of Sytron's common stock. Of this total, 32,528 shares were issued on August 20, 1996, upon the conversion of debentures originally issued for cash in 1994. PCG also exercised warrants and, in December 1994, acquired 18,708 shares. In addition, unpaid consultant fees for the services of Mitch Feinglas and related expenses were converted into 246,751 shares between June 1995 and October 1997. On April 1, 1996, Sytron entered into an agreement with PCG pursuant to which PCG was permitted to convert certain notes it held evidencing monies owed to it by Sytron into Sytron's common stock at the rate of $1.31 of debt for each share of stock. At the time of the agreement, the conversion rate was not lower than the price at which certain shares of Sytron's common stock were trading on the NASDAQ Bulletin Board. The notes evidenced Sytron's obligation to PCG for $92,500 borrowed and for reimbursement of unpaid expenses due to Mr. Feinglas totaling $36,748.97. The agreement permitted the conversion to occur through September 30, 1996; pursuant to it, PCG converted $129,248 into 98,663 shares of common stock on September 4, 1996.

     Springhill Holdings Limited ("Springhill") is both a creditor and a shareholder of Sytron. Springhill first loaned Sytron $45,000 in October 1995 to assist in the acquisition of Dorado Systems Corporation. At various times thereafter, Springhill was issued Sytron common stock, and Springhill loaned Sytron additional funds or deferred the collection of sums due it. In May 1998, Springhill was issued 10,000 shares of Sytron's common stock on assignment of certain rights of Mitchel Feinglas. In September 1998, Springhill was issued 48,452 shares of common stock in exchange for waiving its right to $18,203.27, accumulated unpaid interest. At March 31, 1999, Sytron was obligated to Springhill for $73,000, evidenced by a note bearing interest at 10%, payable on demand, and collateralized by certain of Sytron's assets.

     Werren Holdings Limited ("Werren") is also both a creditor and a shareholder of Sytron. Werren first loaned Sytron $10,000 in October 1995 to assist in the acquisition of Dorado Systems Corporation. At various times thereafter, Werren was issued Sytron common stock, and Werren loaned Sytron additional funds or deferred the collection of sums due it. In April 1998, Werren was issued 154,706 shares of Sytron's common stock in exchange for releasing Sytron from an obligation for borrowed money and interest on borrowed money of $205,758.82. In that same month, Werren also exchanged $12,704 due it for 12,704 shares of Sytron common stock. In September 1998, Werren was issued 2,754 shares of common stock in exchange for waiving its right to $1,032.82 accumulated unpaid interest. At March 31, 1999, Sytron was obligated to Werren for $10,000, evidenced by a note bearing interest at 10%, payable on demand, and collateralized by certain of Sytron's assets.

     We hired Robert Howard in February 1996. He became our President in May 1996 and added the responsibility of chief executive officer in July 1999. He is also a director. In connection with his engagement, and in return for equipment transferred to us, on December 31, 1995, Mr. Howard was awarded 45,000 shares of common stock, which have been reissued in his wife's name in the amount of 25,000 shares, in the name of his mother in the amount of 10,000 shares and in the name of his brother-in-law in the amount of 10,000 shares. As of June 30, 1999, Mr. Howard owns or controls 43,806 shares of our common stock. He disclaims any ownership interest in 16,806 shares of common stock owned by his mother, Libby T. Howard. Mr. Howard also disclaims any ownership interest in the 2,000 shares which he holds as custodian for his infant son Garrett.

     For a discussion of our relationship to Crescent, please see "Crescent Financing".

                            DESCRIPTION OF SECURITIES

     The Articles of Incorporation of the Company authorized the issuance of 20,000,000 shares of common stock, par value $0.01 per share and 10,000,000 shares of preferred stock. As of June 30, 1999 there are 7,186,384 shares of common stock issued and outstanding and no preferred shares issued or outstanding. See "Capitalization."

Common Shares

     Holders of Sytron common stock, par value $0.01 per share, are entitled to one vote for each share held on each matter submitted to a vote of the shareholders. There are no preemptive rights to purchase any additional common shares. The Articles of Incorporation of the company prohibit cumulative voting in the election of directors. Since cumulative voting is not available to the holders of common stock, the holders of more than 50% of the outstanding common stock can elect all of the directors of Sytron if they so choose. In the event of liquidation, dissolution or winding up of Sytron, holders of the common stock would be entitled to receive, on a pro rata basis, all Sytron assets remaining after satisfaction of all Sytron liabilities.

Preferred Stock

     The Articles of Incorporation authorize issuance of a maximum of 10,000,000 preferred shares. The Articles of Incorporation vest the board of directors with the authority to divide the class of preferred stock into series and to fix and determine the relative rights and preferences of the shares of any such series so established to the full extent permitted by the laws of the Commonwealth of Pennsylvania and the Articles of Incorporation in respect of, among other things:

o the number of preferred shares to constitute such series and the distinctive designations thereof;
o the rate and preference of dividends (if any), the time of payment of dividends, whether dividends are cumulative and the date from which any dividend shall accrue;
o whether preferred shares may be redeemed and, if so, the redemption price and the terms and conditions of redemption;
o the liquidation preferences payable on preferred stock in the event of involuntary or voluntary liquidation;
o sinking fund or other provisions, if any, for redemption or purchase of preferred stock;
o the terms and conditions by which preferred stock may be converted, if the preferred stock of any series are issued with the privilege of conversion, and
o    voting rights, if any.

Because Sytron has not issued any preferred stock, no designation of the rights and preferences of any such shares has been established as of the date of this prospectus . The issuance of preferred stock could decrease the amount of money and assets available for distribution to the holders of common stock or adversely affect the rights and powers, including voting rights, of the holders of common stock.

     No preferred stock is issued or outstanding on the date of this prospectus and management has no plans to issue any preferred stock in the foreseeable future. Prospective investors in this offering should be aware that some or all of the preferred stock may be issued to deter or delay a takeover bid that is opposed by management, or for such other purposes as the board of directors may so determine in the future, in their sole discretion.

Transfer Agent and Registrar

     Corporate Stock Transfer Co., Inc., 370 17th Street, Suite 2350, Denver, Colorado 80202 has been retained to act as the Transfer Agent for the Common stock of the Company.


                              PLAN OF DISTRIBUTION

     Sales of all or a portion of the shares registered hereunder may be made from time to time by the Selling Stockholders, or, subject to applicable law, by pledgees, donees, distributees, transferees or other successors in interest. Such sales may be made on the Over the Counter Bulletin Board Market, in another over-the-counter market, on a national securities exchange (any of which may involve crosses and block transactions), in privately negotiated transactions or otherwise, or in a combination of such transactions at prices and at terms then prevailing or at prices related to the then current market price, or at privately negotiated prices. In addition, any shares covered by this prospectus which qualify for sale pursuant to Section 4(1) of the Securities Act and Rule 144 promulgated thereunder may be sold under such provisions rather than pursuant to this prospectus. Without limiting the generality of the foregoing, the shares may be sold in one or more of the following types of transactions:

o a block trade in which the broker-dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
o purchases by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this Prospectus;
o ordinary brokerage transactions and transactions in which the broker solicits purchasers;
o face-to-face transactions between sellers and purchasers without a broker-dealer;
o    an exchange distribution in accordance with the rules of such exchange; and
o    a combination of any such methods of sale.

In addition, the Selling Stockholders may use this prospectus to distribute the shares in any other manner permitted under applicable securities laws. In effecting sales, brokers or dealers engaged by any of the Selling Stockholders may arrange for other brokers or dealers to participate in the resales.

     Broker-dealers may agree with one or more of the Selling Stockholders to sell a specified number of the shares at a stipulated price per share, and, to the extent such broker-dealer is unable to do so acting as agent for a Selling Stockholder, to purchase as principal any unsold shares at the price required to fulfill the broker-dealer commitment to the Selling Stockholder. Broker-dealers who acquire shares as principal may thereafter resell such shares from time to time in transactions (which may involve block transactions and sales to and through other broker-dealers, including transactions of the nature described above) in the over-the-counter market or otherwise at prices and on terms then prevailing at the time of sale, at prices then related to the then-current market price or in negotiated transactions and, in connection with such resales, may pay to or receive from the purchasers of such shares commissions as described above. A Selling Stockholder may also sell the shares in accordance with Rule 144 under the Securities Act, rather than pursuant to this prospectus.

     In connection with distribution of the shares or otherwise, a Selling Stockholder may enter into hedging transactions with broker-dealers. In connection with such transactions, broker-dealers may engage in short sales of the shares registered hereunder in the course of hedging the positions they assume with the Selling Stockholder. A Selling Stockholder may also enter into option or other transactions with broker-dealers which require the delivery to the broker-dealer of the shares registered hereunder, which the broker-dealer may resell pursuant to this prospectus. From time to time a Selling Stockholder may pledge his or its shares pursuant to the margin provisions of customer agreements with brokers. Upon a default by the pledging Selling Stockholder, the broker may offer and sell the pledged shares from time to time.

     Brokers, dealers or agents may receive compensation in the form of commissions, discounts or concessions from a Selling Stockholder in amounts to be negotiated in connection with the sale. Such brokers or dealers and any other participating brokers or dealers may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales and any such commission, discount or concession may be deemed to be underwriting discounts or commissions under the Securities Act. Any dealer or brokerage firm participating in any distribution of the shares may be required to deliver a copy of this prospectus, including any supplement to this prospectus to any person who purchases any of the shares from or through such dealer or broker.

     Sytron has advised each Selling Stockholder that, during such time as he or it may be engaged in a distribution of the shares included herein, that Selling Stockholder is required to comply with Regulation M promulgated under the Exchange Act. In general, Regulation M precludes any selling stockholder, any affiliated purchasers and any broker-dealer or other person who participates in such distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase, any security which is the subject of the distribution until the entire distribution is complete. A "distribution" is defined in the rules as an offering of securities that is distinguished from ordinary trading activities and depends on the "magnitude of the offering and the presence of special selling efforts and selling methods." Regulation M also prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security.

     It is anticipated that each Selling Stockholder will offer the shares listed in the table under "Selling Stockholder" from time to time, except that Selling Stockholders may or may not choose to exercise warrants in order to purchase the shares listed in the table, depending on the relationship between the prevailing market price of the common stock from time to time and the exercise prices of the various warrants (see the information with regard to exercise prices in the table under "Selling Stockholder"). See "Risk Factors-Effect of Additional Shares Traded."

     We are required to pay all fees and expenses incident to the registration of the shares. We have agreed to indemnify Crescent against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

                                  LEGAL MATTERS

     Certain aspects of the validity of the common stock has been passed upon for Sytron by Bresler Goodman & Unterman, LLP.

                                     EXPERTS

     The consolidated balance sheets of Sytron as of September 30, 1998 and 1997, and the consolidated statements of operations, stockholders' equity and cash flows for each of the two years in the period ended September 30, 1998 included in this prospectus have been examined by Jones, Jensen & Company, LLC, independent certified public accountants, to the extent and for the periods indicated in their report with respect thereof and have been included in this prospectus in reliance upon the authority of said firm as experts in auditing and accounting.

                          SYTRON, INC. AND SUBSIDIARIES

                        CONSOLIDATED FINANCIAL STATEMENTS

                   March 31, 1999, September 30, 1998 and 1997

                                 C O N T E N T S


Independent Auditors' Report............................................. F-3

Consolidated Balance Sheets.............................................. F-4

Consolidated Statements of Operations.................................... F-6

Consolidated Statements of Stockholders' Equity (Deficit)................ F-7

Consolidated Statements of Cash Flows.................................... F-9

Notes to the Consolidated Financial Statements........................... F-11

                          INDEPENDENT AUDITORS' REPORT
                          ----------------------------


To the Board of Directors
Sytron, Inc. and Subsidiaries
Broomfield, Colorado

We have audited the accompanying consolidated balance sheets of Sytron, Inc. and Subsidiaries as of September 30, 1998 and 1997 and the related consolidated statements of operations, stockholders' equity (deficit), and cash flows for the years ended September 30, 1998, 1997 and 1996. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects the financial position of Sytron, Inc. and Subsidiaries as of September 30, 1998 and 1997 and the results of their operations and their cash flows for the years ended September 30, 1998, 1997 and 1996 in conformity with generally accepted accounting principles.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 15 to the consolidated financial statements, the Company has suffered losses from operations since inception, which raises substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 15. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.




Jones, Jensen & Company
Salt Lake City, Utah
November 20, 1998


                                           SYTRON, INC. AND SUBSIDIARIES
                                            Consolidated Balance Sheets


                                                      ASSETS
                                                      ------

                                                                                         September 30,
                                                         March 31,             ----------------------------------
                                                          1999                    1998                   1997
                                                       ----------              -----------             ----------
                                                       (Unaudited)
CURRENT ASSETS
   Cash                                                $     2,133             $    22,793             $    99,222
   Accounts receivable, net (Note 2)                     1,145,584                 755,361                 602,137
   Inventory (Note 2)                                      718,801                 853,106               1,648,761
   Prepaid expenses                                        114,941                  42,083                   6,358
                                                       -----------             -----------             -----------

     Total Current Assets                                1,981,459               1,673,343               2,356,478
                                                       -----------             -----------             -----------

PROPERTY AND EQUIPMENT (Note 3)

   Equipment                                             1,306,936               1,297,639               1,198,768
   Leasehold improvements                                   24,471                  24,471                  29,615
   Software                                                 10,753                  10,753                  29,227
   Less - accumulated depreciation and
    amortization                                        (1,028,299)               (992,221)               (880,633)
                                                       -----------             -----------             -----------

     Total Property and Equipment                          313,861                 340,642                 376,977
                                                       -----------             -----------             -----------

OTHER ASSETS

   Computer software (Notes 2 and 4)                     1,177,327               1,270,308               1,583,479
   Other assets                                            364,144                  52,575                  30,630
   Organization costs, net (Note 4)                           --                      --                    80,728
   Goodwill (Note 2)                                       273,399                 200,436                 295,406
                                                       -----------             -----------             -----------

     Total Other Assets                                  1,814,870               1,523,319               1,990,243
                                                       -----------             -----------             -----------

     TOTAL ASSETS                                      $ 4,110,190             $ 3,537,304             $ 4,723,698
                                                       ===========             ===========             ===========




              The accompanying  notes are an integral part of these consolidated financial statements.


                                                         F-4




                                           SYTRON, INC. AND SUBSIDIARIES
                                      Consolidated Balance Sheets (Continued)


                                  LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
                                  ----------------------------------------------

                                                                                      September 30,
                                                          March 31,           ----------------------------------
                                                           1999                   1998                  1997
                                                        ------------          ------------          ------------
                                                        (Unaudited)
CURRENT LIABILITIES

   Accounts payable                                     $  2,240,689          $  2,058,325          $  1,214,252
   Accrued expenses                                          717,251               892,939               857,450
   Convertible subordinated debentures
    (Note 6)                                                  42,263                42,263                42,263
   Reserve for discontinued operations                        27,416                27,416                27,416
   Capital leases - current portion (Note 8)                  38,129                11,140                  --
   Notes payable - related parties (Note 9)                  344,250               344,250               344,250
   Notes payable - current portion (Note 9)                1,097,450               274,445             1,241,879
                                                        ------------          ------------          ------------

     Total Current Liabilities                             4,507,448             3,650,778             3,727,510
                                                        ------------          ------------          ------------

LONG-TERM DEBT

   Capital leases (Note 8)                                    21,520                51,707                  --
   Long-term debt (Note 9)                                   398,604               642,513                72,884
                                                        ------------          ------------          ------------

     Total Long-Term Debt                                    420,124               694,220                72,884
                                                        ------------          ------------          ------------

     Total Liabilities                                     4,927,572             4,344,998             3,800,394
                                                        ------------          ------------          ------------

COMMITMENTS AND CONTINGENCIES (Note 7)

STOCKHOLDERS' EQUITY (DEFICIT)

   Common  stock,  $0.01 par value,
    20,000,000 shares authorized, 6,854,123,
    5,903,537 and 3,606,664 shares issued and
    outstanding, respectively                                 68,541                59,035                36,067
   Additional paid-in capital                             11,648,768            11,303,006             9,100,495
   Stock subscriptions receivable                           (269,625)             (269,625)                 --
   Accumulated deficit                                   (12,265,066)          (11,900,110)           (8,213,258)
                                                        ------------          ------------          ------------

     Total Stockholders' Equity (Deficit)                   (817,382)             (807,694)              923,304
                                                        ------------          ------------          ------------

     TOTAL LIABILITIES AND
      STOCKHOLDERS' EQUITY
      (DEFICIT)                                         $  4,110,190          $  3,537,304          $  4,723,698
                                                        ============          ============          ============



              The accompanying  notes are an integral part of these consolidated financial statements.


                                                         F-5

                                                   SYTRON, INC. AND SUBSIDIARIES
                                               Consolidated Statements of Operations

                                               For the Six Months Ended
                                                      March 31,                            For the Years Ended September 30,
                                        ------------------------------------    ---------------------------------------------------
                                             1999              1998                1998                1997              1996
                                        ----------------    ----------------    ---------------   ----------------   --------------
                                          (Unaudited)          (Unaudited)
REVENUES

   Sales                                $      3,325,321    $      2,446,244    $     5,087,136   $      4,364,751   $    2,409,310
   Cost of sales                               2,386,224           1,404,006          2,898,969          2,375,079        1,257,294
                                        ----------------    ----------------    ---------------   ----------------   --------------

     Gross Profit                                939,097           1,042,238          2,188,167          1,989,672        1,152,016
                                        ----------------    ----------------    ---------------   ----------------   --------------

EXPENSES

   Sales and marketing                           374,011             531,412          1,044,446            893,339          316,260
   General and administrative                    542,528             826,730          1,669,061          1,593,913          954,196
   Research and development                      239,818             330,349            769,156            652,475          284,995
                                        ----------------    ----------------    ---------------   ----------------   --------------

     Total Expenses                            1,156,357           1,688,491          3,482,663          3,139,727        1,555,451
                                        ----------------    ----------------    ---------------   ----------------   --------------

     Loss from Operations                       (217,260)           (646,253)        (1,294,496)        (1,150,055)        (403,435)
                                        ----------------    ----------------    ---------------   ----------------   --------------

OTHER INCOME (EXPENSES)

   Interest expense                             (123,425)           (130,411)          (304,837)          (859,854)        (122,325)
   Other income (expense)                        (27,221)            (40,696)          (155,346)             1,396           29,630
   Gain (loss) on disposal of assets              -                 (927,739)        (1,321,958)             2,044           -
   Loss from obsolete inventory                   -                 (827,698)          (827,698)            -                -
                                        ----------------    ----------------    ---------------   ----------------   --------------

     Total Other Income (Expenses)              (150,646)         (1,926,544)        (2,609,839)          (856,414)         (92,695)
                                        ----------------    ----------------    ---------------   ----------------   --------------

(LOSS) BEFORE
 EXTRAORDINARY ITEMS                            (367,906)         (2,572,797)        (3,904,335)        (2,006,469)        (496,130)
                                        ----------------    ----------------    ---------------   ----------------   --------------

EXTRAORDINARY ITEMS

   Gain (loss) from discontinued
    operations                                    (2,259)                868             -                  -               667,948
   Income from debt release                        5,209              -                 217,483             -                70,694
                                        ----------------    ----------------    ---------------   ----------------   --------------

     Total Extraordinary Items                     2,950                 868            217,483             -               738,642
                                        ----------------    ----------------    ---------------   ----------------   --------------

NET INCOME (LOSS)                       $       (364,956)   $     (2,571,929)   $    (3,686,852)  $     (2,006,469)  $      242,512
                                        ================    ================    ===============   ================   ==============

BASIC INCOME (LOSS) PER SHARE

   Before extraordinary items           $          (0.05)   $          (0.60)   $         (0.84)  $          (0.61)  $        (0.23)
   Extraordinary items                              0.00                0.00               0.05             -                  0.34
                                        ----------------    ----------------    ---------------   ----------------   --------------

BASIC INCOME (LOSS)
 PER SHARE                              $          (0.05)   $          (0.60)   $         (0.79)  $          (0.61)  $         0.11
                                        ================    ================    ===============   ================   ==============
FULLY DILUTED INCOME
 (LOSS) PER SHARE

   Before extraordinary items           $          (0.05)   $          (0.60)   $         (0.84)  $          (0.61)  $        (0.15)
   Extraordinary items                              0.00                0.00               0.05             -                  0.23
                                        ----------------    ----------------    ---------------   ----------------   --------------
FULLY DILUTED INCOME
 (LOSS) PER SHARE                       $          (0.05)   $          (0.60)   $         (0.79)  $          (0.61)  $         0.08
                                        ================    ================    ===============   ================   ==============

              The accompanying  notes are an integral part of these consolidated financial statements.


                                                    F-6


                                               SYTRON, INC. AND SUBSIDIARIES
                                 Consolidated Statements of Stockholders' Equity (Deficit)


                                                  Common Stock              Additional      Stock
                                             -------------------------       Paid-in     Subscriptions       Accumulated
                                               Shares       Amount           Capital      Receivable           Deficit
                                             ---------  --------------  ---------------  -------------     ---------------
Balance,  September 30, 1995                 1,584,363  $       15,844  $     5,290,213  $         -       $    (6,449,301)

Issuance of common stock options                -               -               250,000            -                -

Common stock issued for:
  Services                                     477,340           4,773           63,717            -                -
  Conversion of debt                           155,750           1,557          431,254            -                -
  Cash from offering                            20,000             200           99,800            -                -
  Stock offering costs                          -               -              (531,572)           -                -
  Cash from exercising warrants                342,270           3,423          681,187          (352,342)          -
  Purchase of Mundix Control Systems           300,000           3,000        1,497,000            -                -

Net income for the  year ended
 September 30, 1996                             -               -                -                 -               242,512
                                        --------------  --------------  ---------------  ----------------  ---------------

Balance, September 30, 1996                  2,879,723          28,797        7,781,599          (352,342)      (6,206,789)

Cash received for stock subscriptions
 receivable                                     -               -                -                352,342           -

Common stock issued for:
  Conversion of debt                            58,772             588           85,246            -                -
  Cash from exercising warrants                 25,923             259           70,222            -                -
  Converted debentures                           9,761              98           19,424            -                -
  Equipment                                     45,000             450            4,050            -                -
  The purchase of the net assets of
    Camenco, Inc.                              200,000           2,000          448,000            -                -
  The purchase of the net assets of
     Point Automation                           25,000             250           49,750            -                -
  Interest expense                             334,789           3,348          666,230            -                -
  Services rendered                             34,446             344            9,656            -                -

Common stock canceled as a result of
 services not being performed                   (6,750)            (67)         (33,682)           -                -

Net (loss) for the year ended
 September 30, 1997                             -               -                -                 -            (2,006,469)
                                        --------------- --------------  ---------------  ----------------  ---------------

Balance, September 30, 1997                  3,606,664          36,067        9,100,495            -            (8,213,258)

Common stock issued for:
  Services rendered                            188,970           1,890          167,337            -                -
  The purchase of the net assets
    of Nautica Security Group, Inc.             50,000             500          189,500            -                -
  Conversion of debt                         1,079,619          10,796        1,018,514            -                -
  Cash                                         978,284           9,782          905,578          (269,625)          -

Stock offering costs                            -               -               (78,418)           -                -

Net (loss) for the year ended
 September 30, 1998                             -               -                -                 -            (3,686,852)
                                        --------------  --------------  ---------------  ----------------  ---------------

Balance, September 30, 1998                  5,903,537  $       59,035  $    11,303,006  $       (269,625) $   (11,900,110)
                                        --------------  --------------  ---------------  ----------------  ---------------




              The accompanying  notes are an integral part of these consolidated financial statements.


                                                     F-7



                                               SYTRON, INC. AND SUBSIDIARIES
                           Consolidated Statements of Stockholders' Equity (Deficit) (Continued)


                                                    Common Stock           Additional         Stock
                                             -------------------------      Paid-in       Subscriptions     Accumulated
                                              Shares        Amount          Capital         Receivable        Deficit
                                             ---------  --------------  ---------------  ----------------  ---------------
Balance, September 30, 1998                  5,903,537  $       59,035  $    11,303,006  $       (269,625) $   (11,900,110)

Common stock issued for:
  Conversion of debt (unaudited)                   900               9            2,484            -                -
  Interest expense (unaudited)                 173,716           1,737           45,480            -                -
  Cash (unaudited)                               3,852              39            2,780            -                -
  Services rendered (unaudited)                132,118           1,321           55,605            -                -
  The purchase of the net assets
    Law Enforcement Technologic
    Resources, Inc. (unaudited)                440,000           4,400          229,350            -                -
  The purchase of ECSI Construction
    Services, Inc. (unaudited)                 100,000           1,000           42,750            -                -

Stock offering costs (unaudited)               100,000           1,000          (32,687)           -                -

Net loss for the six months ended
 March 31, 1999 (unaudited)                     -               -                -                 -              (364,956)
                                        --------------  --------------  ---------------  ----------------  ---------------

Balance, March 31, 1999 (unaudited)          6,854,123  $       68,541  $    11,648,768  $       (269,625) $   (12,265,066)
                                        ==============  ==============  ===============  ================  ===============



              The accompanying  notes are an integral part of these consolidated financial statements.


                                                        F-8


                                                    SYTRON, INC. AND SUBSIDIARIES
                                                Consolidated Statements of Cash Flows


                                                    For the Six Months Ended
                                                             March 31,                        For the Years Ended September 30,
                                                 -------------------------------    -----------------------------------------------
                                                    1999               1998             1998              1997            1996
                                                 --------------   ---------------   --------------   --------------   -------------
                                                  (Unaudited)       (Unaudited)

CASH FLOWS FROM OPERATING
 ACTIVITIES

   Net income (loss)                             $     (364,956)  $    (2,571,929)  $   (3,686,852)  $   (2,006,469)  $     242,512
   Adjustments to reconcile net income (loss)
    to net cash (used) provided by
    operating activities:
     Depreciation and amortization                      194,523           222,919          705,616          595,918         239,270
     Income from debt release                            -                 -              (217,483)          -              (70,694)
     Bad debt expense                                    -                 -                18,030           83,881          13,305
     Stock issued for services rendered                  56,926            77,797          169,226          (23,749)         68,490
     Stock issued for interest                           47,218            41,975          203,246          669,578          -
     Loss on disposal of asset                           -                993,776        1,321,958           -                1,465
     Loss from obsolete inventory                        -                827,698          827,698           -               -
   Changes in operating assets and liabilities:
     (Increase) decrease in accounts
      receivable and related receivables               (354,970)         (108,735)        (171,254)        (320,542)        205,743
     (Increase) decrease in inventory                   134,305           (27,675)          86,661         (634,544)       (124,456)
     (Increase) decrease in prepaid expenses            (72,858)            6,358          (35,725)          25,209           2,067
     (Increase) decrease in other assets                (62,701)          (25,296)         (21,945)        (262,076)        (33,361)
     Increase (decrease) in accrued expenses           (177,081)           45,545           77,188          368,180        (450,395)
     Increase (decrease) in accounts payable            102,282           518,400          896,323          660,155        (779,680)
                                                 --------------   ---------------   --------------   --------------   -------------

       Net Cash Provided (Used) by
        Operating Activities                           (497,312)              833          172,687         (844,459)       (685,734)
                                                 --------------   ---------------   --------------   --------------   -------------

CASH FLOWS FROM INVESTING ACTIVITIES

   Cash received in purchase of subsidiary               93,163            -                -                -               -
   Purchase of fixed assets                              (5,598)          (32,961)        (183,462)        (157,827)        (21,698)
   Computer software development                        (18,322)         (513,446)        (737,312)          -               -
                                                 --------------   ---------------   --------------   --------------   -------------

     Net Cash Provided (Used) by
      Investing Activities                               69,243          (546,407)        (920,774)        (157,827)        (21,698)
                                                 --------------   ---------------   --------------   --------------   -------------

CASH FLOWS FROM FINANCING ACTIVITIES

   Stock offering costs                                 (31,687)           -                -                -               -
   Proceeds from issuance of stock                        2,818            -               567,317          422,823         865,079
   Proceeds from note payable                           452,494           675,022          190,659          629,298         211,999
   Repayment of notes payable
    and capital leases                                  (16,216)         (199,589)         (86,318)        (136,655)       (250,757)
                                                 --------------   ---------------   --------------   --------------   -------------

     Net Cash Provided by Financing Activities          407,409           475,433          671,658          915,466         826,321
                                                 --------------   ---------------   --------------   --------------   -------------

NET INCREASE (DECREASE) IN CASH                         (20,660)          (70,141)         (76,429)         (86,820)        118,889

CASH AT BEGINNING OF PERIOD                              22,793            99,223           99,222          186,042          67,153
                                                 --------------   ---------------   --------------   --------------   -------------

CASH AT END OF PERIOD                            $        2,133   $        29,082   $       22,793   $       99,222   $     186,042
                                                 ==============   ===============   ==============   ==============   =============



              The accompanying  notes are an integral part of these consolidated financial statements.


                                                  F-9




                                                    SYTRON, INC. AND SUBSIDIARIES
                                                Consolidated Statements of Cash Flows


                                                    For the Six Months Ended
                                                             March 31,                       For the Years Ended September 30,
                                                 --------------------------------   -----------------------------------------------
                                                    1999               1998             1998              1997             1996
                                                 --------------   ---------------   --------------   --------------   -------------
                                                 (Unaudited)       (Unaudited)


CASH PAID DURING THE PERIOD FOR:

  Interest                                       $       76,208   $        88,436   $      162,027   $      102,417   $      61,031
  Income taxes                                   $       -        $        -        $       -        $       -        $      -


NON CASH FINANCING ACTIVITIES:

Issuance (cancellation) of common stock for
 services rendered                               $       56,926   $        77,797   $      169,226   $      (23,749)  $      68,490
Issuance of common stock for interest expense    $       47,218   $        41,975   $      203,246   $      669,578   $      -
Conversion of debt to common stock               $        2,493   $       644,412   $    1,029,310   $      774,934   $     432,811
Purchase of subsidiaries by the issuance
 of common stock                                 $      277,500   $        -        $      190,000   $       -        $   1,500,000
Purchase of equipment by the issuance
 of common stock                                 $       -        $        -        $       -        $        4,500   $      -

              The accompanying  notes are an integral part of these consolidated financial statements.


                                                   F-10

                          SYTRON, INC. AND SUBSIDIARIES
                 Notes to the Consolidated Financial Statements
                   March 31, 1999, September 30, 1998 and 1997


NOTE 1 -  ORGANIZATION AND DESCRIPTION OF BUSINESS

          Sytron, Inc. (the Company) was organized under the laws of the State of Pennsylvania on November 9, 1992. Sytron Security Products, Inc. became a separate division of the Company on August 1, 1995. Sytron Parking Systems, Inc. was activated August 1, 1996. Sytron Security Systems, Inc. was activated January 14, 1997. Sytron Security Group, Ltd. was activated in June 1997. Point Automation, Inc. was activated in August 1997. The Company is involved in the manufacture and assembly of electronic components for the security, access control, parking and alarm monitoring industries.

          On March 4, 1997, System Security Systems, Inc. purchased the net assets of Camenco, Inc., including the stock of its subsidiary Biometrics, Inc. The purchase price was stated at $816,000, which was comprised of $10,000, 200,000 shares of common stock and the assumption of liabilities. The acquisition is accounted for as a combination under the purchase method of accounting with acquired assets and liabilities recorded at their fair market value.

          The Company acquired Mundix Controls Systems, Inc. on September 6, 1996 for 300,000 shares of common stock valued at $1,500,000. The acquisition is accounted for as a combination under the purchase method of accounting with acquired assets and liabilities recorded at their fair market values. Activity from the date of acquisition to September 30, 1996 have been included in the statement of operations.

          On September 29, 1995, the Company purchased Dorado Systems Corporation for $1,029,137. The acquisition is accounted for as a combination under the purchase method of accounting with acquired assets and liabilities recorded at their fair market values.

          The Company acquired Nautica Security Group, Inc. on May 10, 1998 for 50,000 shares of common stock valued at $190,000 and up to 550,000 additional restricted, unregistered shares of Sytron common stock in annual amounts (not exceeding 200,000 shares per year) to be precisely determined over a period of three years, depending on annual increases in net sales and on annual increases in related earnings before income taxes. Among the assets acquired in this transaction are all of the issued and outstanding shares of two wholly-owned Brazilian subsidiaries, which specifically includes the rights of each of those Brazilian subsidiary companies to all of its tangible and intangible technology and intellectual property. The additional shares if issued will be recorded as expense at the trading value of the shares at the date of issuance. The acquisition is accounted for as a combination under the purchase method of accounting with acquired assets and liabilities recorded at their fair market value.

          In October 1997, the Company purchased from Point Automation, Inc., substantially all of the "Pro Series" product line assets, both tangible and intangible, including the right to use the "Point Automation" name, in exchange for 25,000 shares of restricted, unregistered common stock valued at $50,000, and a commitment to issue up to an additional 50,000 shares of restricted, unregistered common stock if, over the two year period following the closing of the transaction, the Company had sales of more than $1,000,000 directly related to the products acquired within the agreement. At January 31, 1999, Sytron agreed in principle to pay the former owner of Point Automation $25,000 plus interest at 8% from October 1998. In June 1999, this agreement was modified to settle this obligation by the issuance of 50,000 unregistered shares of Sytron common stock. The acquisition is accounted for as a combination under the purchase method of accounting with acquired assets and liabilities recorded at their fair value.

          In October 1998, the Company acquired 100% of ECSI Construction Services, Inc. (ECSI), by issuing 100,000 restricted shares of its outstanding common stock valued at $43,750. The acquisition is accounted for as a combination under the purchase method of accounting with acquired assets and liabilities recorded at their fair market value.

                          SYTRON, INC. AND SUBSIDIARIES
                 Notes to the Consolidated Financial Statements
                   March 31, 1999, September 30, 1998 and 1997


NOTE 1 -  ORGANIZATION AND DESCRIPTION OF BUSINESS (Continued)

          On October 2, 1998, the Company acquired the net assets of Law Enforcement Technologic Resources, Inc. (LETR), by issuing 440,000 shares of its outstanding common stock valued at $233,750. LETR is a law enforcement software developer. LETR has a subsidiary, Ventura Identification Systems, Inc., which is a first stage manufacturer of optical fingerprint readers.

NOTE 2 -  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

          a. Accounting Method

          The Company's financial statements are prepared using the accrual method of accounting. The Company has elected a September 30 year end.

          b. Basic and Fully Diluted Loss Per Share

          The basic loss per share of common stock is based on the weighted average number of shares issued and outstanding during the period of the consolidated financial statements. Shares to be issued from warrants and options have not been included in the computation of the fully diluted loss per share because they would have an antidilutive effect on the net loss per common share for the periods presented.

          c. Provision for Taxes

          At March 31, 1999, the Company has net operating loss carryforwards of approximately $12,265,000 which will expire in 2007 through 2014. No tax benefit has been reported in the consolidated financial statements and the potential tax benefits of the loss carryforwards are offset by a valuation allowance of the same amount.

          d. Cash Equivalents

          The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

          e. Accounts Receivable

          Accounts receivable are shown net of the allowance for doubtful accounts of $86,396, $85,676 and $135,589 at March 31, 1999, September
          30, 1998 and 1997, respectively.

          f. Principles of Consolidation

          The consolidated financial statements include those of Sytron, Inc. and its wholly-owned subsidiaries: Dorado Systems Corporation (Dorado), Sytron Security Products, Inc. (SSP), Sytron Parking Systems, Inc. (SPS), Sytron Security Systems, Inc. (SSS), Sytron Security Group, Ltd. (SSG), Biometrics, Inc, (Biometrics), Mundix Control Systems, Inc. (Mundix), Nautica Security Group, Inc. (Nautica), Point Automation, Inc. (PAI) and ECSI Construction Services, Inc. (ECSI). All significant intercompany accounts and transactions have been eliminated.

                          SYTRON, INC. AND SUBSIDIARIES
                 Notes to the Consolidated Financial Statements
                   March 31, 1999, September 30, 1998 and 1997


NOTE 2 -  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

          g. Inventory

          The inventory is carried at its lower of cost or market value using the average cost method. At March 31, 1999, September 30, 1998 and 1997 inventories were as follows:

                                                                           September 30,
                                                    March 31,    -------------------------------
                                                     1999             1998             1997
                                                ---------------  --------------  --------------
                                                  (Unaudited)

            Raw materials and supplies          $     1,099,215  $    1,197,064  $     1,366,610
            Work-in-process                             201,250         237,706          175,729
            Finished goods                               76,704          76,704          106,422
            Reserve for obsolete items                 (658,368)       (658,368)          -
                                                ---------------  --------------  ----------

                 Total                          $       718,801  $      853,106  $     1,648,761
                                                ===============  ==============  ===============

          It is the policy of the Company to review on a quarterly basis its perpetual inventory for items which have become obsolete to its operations and to reserve for any items so identified. The reserve for obsolete items relates to inventory held by the Company's existing subsidiaries and was not acquired as part of any of the acquisitions of subsidiaries.

          h. Use of Estimates

          The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

          i. Goodwill

          The excess of the purchase price over the fair market value of the assets and liabilities acquired in the purchase of Dorado and Mundix has been recorded as goodwill.

          Amortization of goodwill is determined using the straight-line method over 5 years. Amortization expense was $62,261 for the six months ended March 31, 1999 and $94,969, $94,969 and $84,472 for the years ended September 30, 1998, 1997 and 1996, respectively.

          It is the policy of the Company to review quarterly on a subsidiary-by-subsidiary basis the goodwill recorded in the purchase of its subsidiaries. When it becomes evident that the Company will not recover its investment through sales of the subsidiaries' products, then the goodwill is charged to expense in that period.

          j. Computer Software

          Intangibles are stated at cost less accumulated amortization. Amortization is computed using the straight-line method over the estimated useful lives of five years. Amortization expense was $96,185 for the six months ended March 31, 1999 and $418,329, $325,997 and $24,001 for the years ended September 30, 1998, 1997 and 1996, respectively. During the year ended September 30, 1998, the Company recorded a write-down of its capitalized computer software costs of $1,321,958.

                          SYTRON, INC. AND SUBSIDIARIES
                 Notes to the Consolidated Financial Statements
                   March 31, 1999, September 30, 1998 and 1997


NOTE 2 -  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

          k. Concentrations of Credit Risk

          The Company sells its product to various customers throughout the United States. The Company extends credit to its customers.

          Credit losses, if any, have been provided for in the consolidated financial statements and are based on management's expectations. The Company's accounts receivable are subject to potential concentrations of credit risk. The Company does not believe that it is subject to any unusual risks, nor significant risks in the normal course of its business.

          l. Revenue Recognition

          Revenue is recognized upon shipment of goods to the customer. For construction projects, revenue is recognized using the percentage of completion method of accounting and, therefore, take into account the cost, estimated earnings and revenue to date on contracts not yet completed. The amount of revenue recognized at year end is the portion of the total contract price that the cost expended to date bears to the anticipated final total cost, based on current estimates of costs to complete.

          m. Reclassification

          Certain September 30, 1997 balances have been reclassified to conform with the September 30, 1998 consolidated financial statement presentation.

          n. Advertising

          The Company follows the policy of charging the costs of advertising to expense as incurred.


          o. Change in Accounting Principle

          The Company adopted Statement of Financial Accounting Standards (SFAS) No. 128, "Earnings Per Share" during the year ended September 30, 1998. In accordance with SFAS No. 128, diluted earnings per share must be calculated when an entity has convertible securities, warrants, options, and other securities that represent potential common shares. The purpose of calculating diluted earnings (loss) per share is to show (on a pro forma basis) per share earnings or losses assuming the exercise or conversion of all securities that are exercisable or convertible into common stock and that would either dilute or not affect basis EPS. As permitted by SFAS No. 128, the Company has retroactively applied the provisions of this new standard by showing the fully diluted income (loss) per common share for all years presented.

          p. Year 2000 Issue

          The Company is conducting a comprehensive review of its computer systems to identify the systems that could be affected by the Year 2000 Issue. The Issue is whether computer systems will properly recognize date-sensitive information when the year changes to 2000. Systems that do not properly recognize such information could generate erroneous data or cause a system to fail. Based on the review of the computer systems, management believes its products and software are Year 2000 compliant.

          q. Unaudited Financial Statements

          The accompanying unaudited financial statements include all of the adjustments which, in the opinion of management, are necessary for a fair presentation. Such adjustments are of a normal, recurring nature.

                          SYTRON, INC. AND SUBSIDIARIES
                 Notes to the Consolidated Financial Statements
                   March 31, 1999, September 30, 1998 and 1997


NOTE 3 -  PROPERTY AND EQUIPMENT

          Property and equipment are recorded at cost. Major additions and improvements are capitalized. Minor replacements, maintenance and repairs that do not increase the useful life of the assets are expensed as incurred. Depreciation of property and equipment is determined using the straight-line method over the expected useful lives of the assets as follows:

                Description                           Useful Lives
                -----------                           ------------
                Equipment                                  5 years
                Leasehold Improvements                     5 years
                Software                                   5 years

          Depreciation expense was $36,078, $129,734, $146,673 and $114,700 for the six months ended March 31, 1999 and for the years ended September 30, 1998, 1997 and 1996, respectively.

NOTE 4 -  INTANGIBLE ASSETS

          During the year ended September 30, 1998, the Company expensed all of its organizational costs as a result of Statement of Position (SOP) 98-5. SOP 98-5 requires all organizational costs to be expensed.

          The Company capitalized the costs incurred for software developed for resale and amortizes the costs over the expected useful life of five years.

          Intangible assets consisted of the following:


                                                                                     September 30,
                                                                March 31,     -----------------------------
                                                                  1999             1998           1997
                                                              --------------  -------------  --------------
                                                               (Unaudited)

               Computer software                              $    1,394,212  $   1,409,744  $    1,933,477
               Less accumulated amortization                        (216,885)      (139,436)       (349,998)
                                                              --------------  -------------  --------------

                                                              $    1,177,327  $   1,270,308  $    1,583,479
                                                              ==============  =============  ==============

               Organization costs                             $       -       $      -       $      165,349
               Less accumulated amortization                          -              -              (84,621)
                                                              --------------  -------------  --------------

                                                              $       -       $      -       $       80,728
                                                              ==============  =============  ==============

          Amortization expense for the six months ended March 31, 1999 and for the years ended September 30, 1998, 1997 and 1996 was $96,185, $499,057, $354,276 and $40,098, respectively.

NOTE 5 -  STOCK TRANSACTIONS

          The Company completed an offering under Rule 504 to Regulation D of the Securities Act of 1933 on July 12, 1996. The offering was comprised of 20,000 units, each of which contained one share of common stock, six "A" warrants, fourteen "B" warrants and one "C" warrant. A total of $100,000 was raised from the sale of these units. The "A" warrants are exercisable at $0.10; the "B" warrants are exercisable at $3.00; and the "C" warrants are exercisable at $2.20.

          In conjunction with the Company's offering, 120,000 A Warrants, 224,270 B Warrants and 1,860 C Warrants were converted into 368,193 shares of common stock with cash proceeds of $402,749.

                          SYTRON, INC. AND SUBSIDIARIES
                 Notes to the Consolidated Financial Statements
                   March 31, 1999, September 30, 1998 and 1997


NOTE 5 -  STOCK TRANSACTIONS (Continued)

          The 300,000 shares issued to acquire Mundix are being held in escrow pursuant to the provisions and terms of the escrow agreement. The terms of the agreement require that over the next 30 months after closing date that Mundix through Sytron Security Products, Inc. (SSP) receive and accept orders in the amount of $4,000,000. If such orders are received or accepted the full payment of said orders must be received within a 36 month period following the 30 month selling period. The purchase price shall be reduced by an amount equal to one share of Sytron common stock valued at $5.00 per share for each $20.00 of shortfall.

NOTE 6 -  CONVERTIBLE SUBORDINATED DEBENTURES

          The Company has outstanding convertible, subordinated debentures that matured on January 31, 1996, but remain unpaid. As of March 31, 1999, September 30, 1998 and 1997, $42,263, $42,263 and $42,263 were payable by the Company as a result of these debentures. During 1997, $14,856 of the debentures were converted to common stock.

          10% interest on the debentures is payable annually, until the unpaid principal balances are paid. The unpaid principal balances of the debentures may be converted into fully-paid and non-assessable shares of the Company's common stock. At the holders' option, these debentures are convertible at the market price of the common stock at the time of conversion.

NOTE 7 -  COMMITMENTS AND CONTINGENCIES

          a. Lease Agreement

          On August 8, 1996, the Company entered into an operating lease obligation for a period of five years and three months with the ability to exercise option periods for its new office and manufacturing space, located in Broomfield, Colorado. On June 13, 1998, the Company amended the operating lease to be effective February 1, 1999 through December 31, 2002. The lease requirements are as follows:

               Years Ending
              September 30,                          Amount
              -------------                      --------------
                  1999                           $      127,824
                  2000                                   97,128
                  2001                                   97,128
                  2002                                   97,128
                  2003                                   24,282
                  2004 and thereafter                    -
                                                 --------------

                                                 $      443,490
                                                 ==============

          Rent expense for the six months ended March 31, 1999 and for the years ended September 30, 1998, 1997 and 1996 was $85,090, $125,978, $75,213
          and $14,588, respectively.

          b. Litigation

          HID Corporation ("HID") filed suit in January 1998 in the United States District Court for the District of Colorado claiming that Dorado's Universal Reader(TM) infringes two HID patents because the reader is capable of reading HID access control cards, as well as reading the cards of other manufacturers of access control equipment. HID's complaint has been amended to seek injunctive relief. No significant damages have accrued since sales of the Universal Reader(TM) have recently begun. No trial date has been set, but discovery is being conducted by both HID and by the Company. Management believes that the Dorado product does not infringe either of the HID patents, and is vigorously defending the action.

                          SYTRON, INC. AND SUBSIDIARIES
                 Notes to the Consolidated Financial Statements
                   March 31, 1999, September 30, 1998 and 1997


NOTE 7 -  COMMITMENTS AND CONTINGENCIES (Continued)

          c. Employment Agreements

          The Company has entered into employment agreements with two of its key officers. These agreements expire January 1, 2000. The agreements require a total of $200,546 to be paid on a yearly basis as compensation to these individuals through the end of their agreements.


          d. Commitments

          In February 1998, the Company entered into a written agreement with Camenco, Inc. (Camenco) settling an outstanding lawsuit through arbitration. Pursuant to the terms of the settlement agreement, the Company agreed to pay Camenco $237,500 in ten monthly installments and Camenco would return 200,000 shares of the Company's common stock. At September 30, 1998, the Company still owed $142,500 and the Company will use the proceeds from the sale of the remaining unreturned shares to pay off the settlement balance, which management believes will be sufficient to cover the remaining unpaid balance. The Company will be liable for any shortfall if the proceeds are not sufficient to cover the debt. The Company is delinquent in its payments and Camenco is seeking to enforce the arbitrator's award. The entire award has been accrued in the financial statements. Accordingly, the Company expects the agreement to not have a material effect on operations or its financial position.

          e. Joint Venture Agreement

          Through the acquisition of Nautica, the Company became party to a joint venture agreement with a Brazilian company to market the monitoring device technology currently being used as an automatic vehicle location system. The Brazilian company possesses its own radio communication infrastructure and licenses for the operation of frequencies in Brazil. The two companies have agreed to work together to develop, market, sell, install and service the vehicle tracking system.

NOTE 8 -  CAPITAL LEASES

          The Company leases certain equipment with lease terms ending in 2002 and 2003. Obligations under these capital leases have been recorded in the accompanying consolidated financial statements at the present value of future minimum lease payments.

          Obligations under capital leases at March 31, 1999, September 30, 1998 and 1997 consisted of the following:
                                                            September 30,
                                            March 31,  ---------------------
                                              1999        1998        1997
                                            ---------  ----------  ---------
                                           (Unaudited)

             Total                          $  59,649  $   62,847  $       -
             Less: current portion            (38,129)    (11,140)         -
                                            ---------  ----------  ---------

             Long-term portion              $  21,520  $   51,707  $       -
                                            =========  ==========  =========

                          SYTRON, INC. AND SUBSIDIARIES
                 Notes to the Consolidated Financial Statements
                   March 31, 1999, September 30, 1998 and 1997


NOTE 8 -  CAPITAL LEASES (Continued)

          The future minimum lease payments under these capital leases and the net present value of the future minimum lease payments are as follows:

                   Years Ending
                  September 30,                                       Amount
                  -------------                                    -----------
                      1999                                         $    21,272
                      2000                                              21,272
                      2001                                              21,272
                      2002                                              21,272
                      2003                                               5,122
                      2004 and thereafter                                  -
                                                                    ----------
                  Total future minimum lease payments                   90,210
                  Less, amount representing interest                   (27,363)
                                                                    ----------
                  Present value of future minimum lease payments    $   62,847
                                                                    ==========


NOTE 9 -  NOTES PAYABLE AND NOTES PAYABLE-RELATED PARTIES

                                                                                      September 30,
                                                                 March 31,    -----------------------------
                                                                   1999             1998           1997
                                                              --------------  -------------  --------------
                                                                (Unaudited)
Note payable Springhill Holdings Limited
     (Shareholder), at 10% interest rate, is due
     on demand and is collateralized by certain
     assets of the Company.                                   $       73,000  $      73,000  $       73,000
Note payable Werren Holdings Limited,
     (Shareholder) at 10% interest rate, is due on
     demand and is collateralized by certain
     assets of the Company.                                           10,000         10,000          10,000
Note payable Katonah West Pension Plan, at
     (Shareholder) 10% interest rate, is due on
     demand and is collateralized by certain
     assets of the Company.                                          249,750        249,750         249,750
Note payable Ragsdale Family Trust, at 9% interest
     rate, the principal and interest is March 29,
     1996, secured by free trading stock of the
     same value as the note payable.                                       -              -         200,000
Note payable Ragsdale Family Trust, at 9%,
     interest rate, the monthly payments shall
     equal 20% of the gross accounts receivable
     shipped during the preceding month, and is
     secured by inventory of the Company.                                  -              -         107,122
 Note payable Ragsdale Family Trust at 9% interest
     rate, principal and interest payments of
     $1,361 due monthly and is secured by fixed
     assets.                                                               -              -          14,577
Note payable Forum Trading, due from judgment
     dated February 15, 1996, at 8.0% interest
     rate, requires monthly payments of $2,000
     beginning March 15, 1996 and is unsecured.                       55,558          57,498         73,088
                                                              --------------  -------------  --------------

              Balance forward                                 $      388,308  $      390,248 $      727,537
                                                              --------------  -------------  --------------


                                                       F-18




                                           SYTRON, INC. AND SUBSIDIARIES
                                  Notes to the Consolidated Financial Statements
                                    March 31, 1999, September 30, 1998 and 1997


NOTE 9 -      NOTES PAYABLE AND NOTES PAYABLE-RELATED PARTIES (Continued)

                                                                                        September 30,
                                                                     March 31,     ------------------------
                                                                      1999           1998           1997
                                                                   (Unaudited)

Balance forward                                                    $ 388,308       $ 390,248      $ 727,537

Note payable Wagner Sharer & Co. due from judgment
     dated September 12, 1996, at 7.0% interest
     rate, requires monthly principal and interest
     payments of $750, with lump sum payments of
     $9,000 on November 1, 1997 and $7,000 on
     November 1, 1998. Payments will reduce to
     $500 per month for the last twelve months and
     is unsecured.                                                    30,233          30,233         31,750
Notes payable United Credit at 14.0% interest
     rate, requires monthly principal and interest
     payments of $5,000 beginning October 1, 1996
     and is unsecured.                                                     -             571         28,569
Note payable to an individual, at 12.0% interest
     rate, requires monthly principal and interest
     payments of $3,000, beginning October 30,
     1996 and is unsecured.                                                -               -         42,753
Note payable shareholder, non-interest bearing and
     due by December 31, 1997 and is unsecured,
     currently in default.                                            11,500          11,500         11,500
Note payable to various individuals at 10.5%
     interest rate, principal and interest due
     November 1997, secured by accounts
     receivable.                                                           -               -        128,000
Note payable to an individual, at 16.0% interest
     rate, requires weekly principal and interest
     payments of $2,000 beginning July 31, 1998,
     unsecured.                                                            -          13,000              -
Notes payable to various individuals at 12.0%
     interest rate, principal and interest due
     April 1998, unsecured, currently in default.                     50,000          50,000        451,298
Note payable to various individuals at 12.0%
     interest rate, principal and interest due
     June 1998, unsecured, currently in default.                      40,000          40,000         50,000
Notes payable to various individuals at 9.5%
     interest rate, interest payments due
     quarterly, principal due January 31, 2000,
     secured by accounts receivable.                                 608,656         608,656              -
Note payable United Credit at 14.0% interest rate,
     balance not to exceed $250,000 or 75% of
     accounts receivable, monthly payments based
     on outstanding accounts receivable balance,
     secured by accounts receivable, inventory and
     equipment of Dorado.                                            226,277         117,000        187,606
                                                              --------------   -------------  -------------

Balance forward                                               $    1,354,974   $   1,261,208  $   1,659,013
                                                              --------------   -------------  -------------

                                                        F-19



                                           SYTRON, INC. AND SUBSIDIARIES
                                  Notes to the Consolidated Financial Statements
                                    March 31, 1999, September 30, 1998 and 1997


NOTE 9 -  NOTES PAYABLE AND NOTES PAYABLE-RELATED PARTIES (Continued)

                                                                                        September 30,
                                                                   March 31,     --------------------------
                                                                     1999           1998           1997
                                                                 -----------     -----------    -----------
                                                                  (Unaudited)

Balance forward                                                  $ 1,354,974     $ 1,261,208    $ 1,659,013

Note payable to Colbie Pacific Capital at 34.2%
     variable interest rate, secured by accounts
     receivable of ECSI, balance not to exceed
     $100,000, due on demand.                                         51,934               -              -
Note payable Crescent International Limited at 10%
     interest rate, convertible to common stock
     based on market price, interest payments due
     bi-annually in common stock, principal due
     January 15, 2001.                                               350,000              -               -
Note payable Bay Cities at 10.75% interest rate,
     due on demand.                                                   83,396              -               -


                                                              --------------  -------------  --------------

            Totals                                                 1,840,304      1,261,208       1,659,013

            Less related party notes                                (344,250)      (344,250)       (344,250)
                                                              --------------  -------------  --------------

            Total notes payable                                    1,496,054        916,958       1,314,763

            Less current portion                                  (1,097,450)      (274,445)     (1,241,879)
                                                              --------------  -------------  --------------

            Total Long-Term Debt                              $      398,604  $     642,513  $       72,884
                                                              ==============  =============  ==============

     Scheduled maturities of notes payable are as follows:

               For the
             Years Ending
              March 31,
              ---------

                2000                            $       1,097,450
                2001                                       48,604
                2002                                      350,000
                2003                                       -
                2004                                       -
                Thereafter                                 -
                                                -----------------

                                                $       1,496,054
                                                =================

                          SYTRON, INC. AND SUBSIDIARIES
                 Notes to the Consolidated Financial Statements
                   March 31, 1999, September 30, 1998 and 1997


NOTE 10 - OUTSTANDING STOCK OPTIONS AND PURCHASE WARRANTS

          The following summarizes the exercise price per share and expiration date of the Company's outstanding options and warrants to purchase common stock at March 31, 1999. These warrants may be extended at the Company's discretion.


        Type                Expiration Date        Exercise Price             Number
        ----                ---------------        --------------             ------

      Options                February 2002            $3.625                    9,340
      Options                 2002 to 2003            $2.50                    92,620
      Options                    June 2001            $2.26                   357,716
      Options                February 2003            $1.875                    9,993
      Options            March to May 2002            $1.53                   464,411
      Options                    June 2002            $1.50                     5,678
      Options                February 2003            $1.375                    1,000
      Options                 2002 to 2003            $1.125                  108,573
      Options                 October 2002            $1.00                   122,932
      Options                 2002 to 2003            $0.875                   91,809
      Options                   March 2002            $0.75                   750,000
      Options                 October 2003            $0.469                   75,957
      Options                 January 2004            $0.3125                   5,000
      Warrants                1999 to 2002            $2.50                    80,153
      Warrants                    May 2003            $2.00                   100,000
      Warrants                  April 2002            $1.75                     2,000
      Warrants                1999 to 2003            $1.625                  157,200
      Warrants                1999 to 2000            $1.50                    72,000
      Warrants               February 2003            $1.375                   80,000
      Warrants                   July 2002            $1.125                   86,000
      Warrants                2002 to 2003            $1.00                    38,000
      Warrants                2001 to 2003            $0.75                   415,000
      Warrants                October 2002            $0.625                  700,000
      Warrants                January 2004            $0.75                    80,000
      Warrants                   June 2000            $0.01                   726,000
                                                                         ------------

                                                                            4,631,382
                                                                            =========

          The Company has established a non statutory stock option plan dated June 28, 1996 that provides options to purchase 2,000,000 shares of common stock on a 1 for 1 basis. The plan was amended January 8, 1999 to increase the number of shares to 3,500,000. 1,440,738 options are fully vested of which 176,666 options were exercised as of September 30, 1998. The remaining options will gradually vest between 1998 through 2003. No options shall be granted under the plan after June 28, 2000. Options issued will have a five year period to be exercised.

          The plan was established to provide a special incentive to selected individuals who have made significant contributions to the business and its success. The plan shall be administered by the board of directors of the Company or an option committee.

NOTE 11 - DISCONTINUED OPERATIONS

          MHB Manufacturing, Inc. (MHB), a wholly-owned subsidiary of the Company, has discontinued its operations as of March 31, 1996 and has filed for bankruptcy. The investment and intercompany accounts have been written off resulting in a gain from discontinued operations during 1996.

                          SYTRON, INC. AND SUBSIDIARIES
                 Notes to the Consolidated Financial Statements
                   March 31, 1999, September 30, 1998 and 1997


NOTE 12 - CONSOLIDATED PROFORMA STATEMENTS OF OPERATIONS

          The historical information contained herein has been consolidated on a proforma basis and is presented as unaudited. The purchase of assets and liabilities from Nautica Technology Group, Intl. (Nautica) on May 10, 1998 and ECSI Construction Services, Inc. (ECSI) in October 1998 are described in Note 1. The purchases have been presented as though they were effective October 1, 1997. All significant accounting policies for Nautica and ECSI are the same as the Company's as defined in Note 2.

                                                                                For the Year Ended
                                                For the                         September 30, 1998
                                                Period Ended  ----------------------------------------------------
                                                May 10, 1998                       Sytron and         Proforma
                                                 Nautica          ECSI            Subsidiaries        Combined
                                            ----------------  ---------------   ---------------  -----------------

               REVENUES                     $         -       $       481,218   $     5,087,136  $       5,568,354
                                            ----------------  ---------------   ---------------  -----------------

               COST AND EXPENSES

                 Cost of sales                        -               441,574         2,898,968          3,340,542
                 General and
                    administrative                    97,341          164,138         3,483,315          3,744,794
                 Interest                              6,805           20,369           303,514            330,688
                 Other expense (income)               -                -              2,305,674          2,305,674
                 Extraordinary items                  -                -               (217,483)          (217,483)
                                            ----------------  ---------------   ---------------  -----------------

                    Total Costs and
                     Expenses                        104,146          626,081         8,773,988          9,504,215
                                            ----------------  ---------------   ---------------  -----------------

               NET LOSS                     $       (104,146) $      (144,863)  $    (3,686,852) $      (3,935,861)
                                            ================  ===============   ===============  =================


NOTE 13 - SECURITY INTEREST IN STOCK OF A SUBSIDIARY

          In consideration for funds loaned to the Company by related parties for the purchase of Dorado Systems Corporation (Dorado), the Company granted a security interest in Dorado's common stock. 22,403 shares of Dorado's common stock were issued and are being held in a nominee's name until loans have been paid.

NOTE 14 - ROYALTY COMMITMENT

          On November 22, 1996, the Company purchased the parking division of The Stanley Works (Stanley) for $25,000 cash. In addition, the Company has agreed to pay Stanley a royalty based on the Company's net sales of parking products with the royalty agreement expiring November 22, 1998. The royalty commitment is 5% of the Company's net sales to Stanley and its network of distribution companies and 1% of all other net sales of the parking products.

NOTE 15 - GOING CONCERN

          The Company's consolidated financial statements are prepared using generally accepted accounting principles applicable to a going concern which contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company has incurred operating losses from its inception through March 31, 1999. It has not established revenues sufficient to cover its operating costs and to allow it to continue as a going concern.

                          SYTRON, INC. AND SUBSIDIARIES
                 Notes to the Consolidated Financial Statements
                   March 31, 1999, September 30, 1998 and 1997


NOTE 15 - GOING CONCERN (Continued)

          The Company feels it would achieve operating profits and positive cash flow if operated for maximum return in its current form. Management believes, however, that substantial opportunity exists in the highly fragmented security industry for a broad line, full service provider. Management is committed to creating such a provider through extensive product development and through acquisition of companies with complementary products and/or distribution networks. Many of these acquisitions are early stage companies with limited cash flow and heavy capital needs to realize their potential. Operating according to this philosophy has required greater spending, and foregoing current profit opportunities for future growth opportunities.

          In October 1998, the Company restructured its sales and marketing programs and made other changes intended to reduce operating costs. These steps included personnel and overhead reductions and deferral of some product development and marketing introduction activities.

          Without abandoning its long-term growth strategy, the Company has refocused existing operations to achieve profitability and positive cash flow. Additional acquisitions will be undertaken as financing to support them is obtained.

NOTE 16 - CRESCENT FINANCING

          Since May of 1998, Crescent International Limited ("Crescent") has been the primary source of financing for the Company. Two transactions have taken place. In May of 1998 (the "May transaction"), the Company sold to Crescent for $250,000 in cash, 166,667 shares of Common Stock, and a Warrant to acquire an additional 100,000 shares of Common Stock at a price of $3.375 per share. Rights under the May transaction Warrant expire in May of 2003. Under the May transaction, the Company had the conditional right to sell additional shares to Crescent. Sytron also had an obligation to file a registration statement for all of the shares issued and issuable to Crescent under the various aspects of the May transaction. The Company was not able to meet its obligations. As a result both of that failure, and of the fall in the price of the Company's common stock on the market on which that stock is traded, the Company was unable to comply with the conditions underlying its right to sell to Crescent certain additional shares of stock. In the autumn of 1998, the Company and Crescent agreed to terminate the May transaction, and to replace it with a revised financing arrangement (the "January transaction").

          The January transaction closed on January 15, 1999. It involves (a) the sale to Crescent by the Company of a Convertible Promissory Note with a face amount of $350,000 (the "First Note"), and the conditional right to sell to Crescent a second Convertible Promissory Note in the face amount of $400,000 (the "Second Note"); (b) the issuance of 73,045 shares to Crescent as a commitment fee for entering into the January transaction, and the Company's agreement to issue an additional number of shares every six months to Crescent so long as any portion of the First Note or the Second Note remains unpaid; (c) the sale to Crescent of 100,000 shares for an aggregate of $1.00; (d) the issuance to Crescent of a Warrant (the "Additional Warrant") to purchase up to 726,000 shares from the Company for $0.01 per share; and (e) the payment by Sytron to Crescent of a Note Issuance Fee of $10,500 in cash. The Convertible Promissory Notes are secured by a first lien on the Company's inventory. Each Note is convertible in $50,000 minimum segments at any time into the Company's common stock.

          In the January transaction, share price formulas are part of the First Note, the Additional Warrant, and the commitment fee. These formulas determine the precise number of Sytron common shares that are required to be issued to Crescent. Each formula is based on "Market Price". "Market Price" is defined, for purposes of the January transaction, as the lowest three consecutive trading day average of bid prices for the Company's common stock during the thirty trading days before the date on which Market Price is determined.

                          SYTRON, INC. AND SUBSIDIARIES
                 Notes to the Consolidated Financial Statements
                   March 31, 1999, September 30, 1998 and 1997


NOTE 16 - CRESCENT FINANCING (Continued)

          The conversion formula in the First Note is the lower of $0.8125 per share and eighty-five (85%) percent of Market Price, but subject to a minimum conversion price until July 15, 1999 of $0.375 per share. If the entire First Note is converted before July 15, 1999 at the minimum conversion price, the Company would be obligated to issue 933,333 shares of its common stock. If the entire First Note is converted at any time the Market Price has risen to more than $0.96 a share, the Company would be obligated to issue 430,769 shares of its common stock. The fewest number of shares of common stock that the Company is obligated to issue on conversion of the First Note is 430,769.

          The precise number of shares Crescent may acquire under the Additional Warrant is also determined by a formula. This formula is designed to reduce the number of shares Crescent may acquire as the Market Price of the Company's common stock on the effective date of this registration statement increases. If the Market Price on that effective date is $0.28 per share or lower, then Crescent may acquire all 726,000 shares for $0.01 per share. But if, for example, the Market Price on that effective date is $0.38 per share, then Crescent's right to acquire shares under the Additional Warrant is reduced to 491,228 shares, at a price of $0.01 per share.

          The number of shares issuable each six months as a continuing commitment fee is also based on Market Price on the date before the commitment fee is payable. Shares are issuable if there is an unpaid balance under either of the Convertible Promissory Notes. Five (5%) percent of the unpaid balance of the Convertible Promissory Notes is divided by the Market Price, and the quotient is the number of additional shares that the Company is required to issue.

          The First Note may not be converted into Sytron common stock, and the Additional Warrant may not be exercised to acquire Sytron common stock if, by reason of the conversion (of the First Note) or the exercise (of the Additional Warrant), Crescent would own (beneficially and through Crescent affiliates) more than 9.9% of the outstanding shares of Sytron common stock.

          As part of the January transaction, the Company agreed to file an initial registration statement with the SEC. This registration statement is being filed to carry out that obligation. This registration statement covers, from the May transaction, both the 166,667 shares of common stock, and 100,000 shares of common stock that are issuable if Crescent exercises the May transaction Warrant. This registration statement also covers, from the January transaction, 73,045 shares issued to Crescent as a commitment fee and an estimated 150,000 additional shares that may be issued as a commitment fee over the next twelve months; 100,000 shares sold to Crescent for $1.00 in the aggregate; 933,333 shares which may be issued to Crescent on its conversion of the First Note at the stated minimum price before July 15, 1999; and 726,000 shares which may be issuable to Crescent on its exercise of its rights to acquire shares at the lowest agreed price pursuant to the Additional Warrant. Thus, this registration statement seeks to register 2,249,045 shares of Sytron common stock to cover its maximum commitment to Crescent.

                                TABLE OF CONTENTS


Prospectus Summary.........................................................2
Risk Factors...............................................................5
Crescent Financing........................................................11
Determination of Offering Price...........................................13
Dilution..................................................................13
Use of Proceeds...........................................................13
Selling Stockholder.......................................................14
Dividend Policy...........................................................17
Capitalization............................................................18
Selected Financial Data...................................................19
Management's Discussion and Analysis of Financial Condition...............21
Business..................................................................30
Additional Information....................................................41
Legal Proceedings.........................................................42
Management................................................................43
Executive Compensation....................................................47
Disclosure of Commission Position on Indemnification
 for Securities Act Liabilities...........................................48
Principal Shareholders....................................................49
Certain Transactions......................................................52
Description of Securities.................................................53
Plan of Distribution......................................................55
Legal Matters.............................................................57
Experts...................................................................57
Financial Statements .....................................................F-1

                      DEALER PROSPECTUS DELIVERY OBLIGATION

     Until , all dealers that effect transactions in these securities may be required to deliver a prospectus.

                                     PART II

Item 24.  Indemnification of Directors and Officers.

     The following states the general effect of all statutes, charter provisions, by-laws, contracts or other arrangement under which any controlling person, director or officer of Sytron is insured or indemnified in any manner against liability which he may incur in his capacity as such:

     Under 15 Pa.C.S.A. ss. 513(a), if a by-law adopted by the shareholders entitled to vote or members entitled to vote of a domestic corporation so provides, a director shall not be personally liable, as such, for monetary damages for any action taken unless the director breached or failed to perform the duties of his office, and such breach or failure to perform constitutes self-dealing, willful misconduct, or recklessness. However, subsection (b) states that subsection (a) shall not apply to the liability of a director pursuant to any criminal statute or the payment of taxes pursuant to federal, state, or local law.

     Whereas 15 Pa.C.S.A. ss. 513 deals with domestic corporations, 15 Pa.C.S.A. ss. 1713 implements the very same language as it pertains to by-laws adopted by the shareholders of a business corporation.

     Additionally, 15 Pa.C.S.A. ss. 1721 states that persons upon whom the liabilities of directors are imposed shall to that extent be entitled to the rights and immunities conferred by or pursuant to law upon directors of a corporation.

         Article VIII of our amended and restated By-Laws provides, in pertinent part:

              8.1 Limitation of Liability. Directors of this corporation shall not be personally liable for monetary damages as such for any action other than as expressly provided in 15 Pa.C.S.A. ss. 513 of the Associations Code and 15 Pa.C.S.A. Sections 1713 and 1721 of the Pennsylvania Business Corporation Law of 1988. It is the intention of this Section 8.1 to limit the liability of directors of this corporation to the fullest extent permitted by 15 Pa. C.S.A. ss.ss.513, 1713 and 1721, and any other present or future provision of Pennsylvania law.

              8.2 Indemnification. The corporation shall indemnify every director and officer, and may indemnify any employee or agent, to the full extent permitted by the Pennsylvania Business Corporation Law of 1988, the Pennsylvania Directors' Liability Act and any other present or future provision of Pennsylvania law. The corporation shall pay and advance expenses to directors and officers for matters covered by indemnification to the full extent permitted by such law, and may similarly pay and advance expenses for employees and agents. This Section 8.2 shall not exclude any other indemnification or other rights to which any party may be entitled in any manner.

Item 25.  Other Expenses of Issuance and Distribution.

     The following table sets forth our estimates of the expenses we incurred in connection with the issuance and distribution of the securities being registered:

Securities and Exchange Commission registration fee.........  $         500.00
Printing registration statement and other documents.........          7,000.00
Fees and expenses of Registrant's counsel...................  $     127,900.00
Accounting fees and expenses................................  $       5,000.00
Blue Sky expenses...........................................  $       5,000.00
Miscellaneous...............................................  $       2,500.00
                                                              ----------------
                               Total........................  $     147,900.00
                                                              ================

Item 26.  Recent Sales of Unregistered Securities.

     Described below is information regarding all securities that have been issued by the Company over the past three years without registering the securities under the Securities Act of 1933.

     During the third quarter of 1996, the Company issued a total of 326,924 shares of restricted common stock, with a fair value of $383,344.98, to seven individuals and seven institutions for consulting, accounting, contracting, and other services, and for the sale of certain goods.

     During the fourth quarter of 1996, the Company issued a total of 59,246 shares of restricted common stock, with a fair value of $30,245.67, to six individuals for legal and other services.

     During the first quarter of 1997, the Company issued a total of 341,084 shares of restricted common stock, with a fair value of $671,485.39, to one individual and two institutions for services rendered to the Company.

     During the second quarter of 1997, the Company issued a total of 9,761 shares of restricted common stock, with a fair value of $19,522.00, to four individuals and one institution for services rendered to the Company.

     During the third quarter of 1997, the Company issued a total of 24,036 shares of restricted common stock, with a fair value of $27,040.50, to five individuals and one institution for services rendered to the Company.

     During the fourth quarter of 1997, the Company issued a total of 135,432 shares of restricted common stock, with a fair value of $130,557.00, to three individuals and one institution for services rendered to the Company.

     During the first quarter of 1998, the Company issued a total of 185,667 shares of restricted common stock, with a fair value of $242,913.58, thirteen individuals for legal, contracting, consulting, and other services, and for goods sold to the Company.

     During the second quarter of 1998, the Company issued a total of 396,312 shares of restricted common stock, with a fair value of $539,810.49, to eight individuals and nine institutions. Werren Holdings Limited and one other institutional creditor were each issued 154,706 shares of the Company's Common stock as each converted certain of the convertible subordinated debentures that had matured on January 31, 1996. Werren also exchanged $12,704 due it for 12,704 shares of the Company's Common stock.

     During the third quarter of 1998, the Company issued a total of 545,003 shares of restricted common stock, with a fair value of $249,020.30, to fifteen individuals and six institutions for financial services, and for goods sold to the Company.

     During the fourth quarter of 1998, the Company issued a total of 122,689 shares of restricted common stock, with a fair value of $61,035.86, to ten individuals and one institution for contracting and other services, and for goods sold to the Company.

     During the first quarter of 1999, the Company issued a total of 91,877 shares of restricted common stock, with fair value of $19,360.48, to nine individuals and one institution for financial and other services, and for accrued interest.

     During the second quarter of 1999, the Company issued a total of 333,160 shares of restricted common stock, with fair value of $83,298.49, to ten individuals and three institutions for financial and other services, and for accrued interest.

     The Company issued convertible, subordinated debentures that matured on January 31, 1996. As of September 30, 1998 and 1997 and as of March 31, 1999, $42,263 was payable by the Company on these debentures.

     On July 12, 1996, the Company completed an offering under rule 504 to Regulation D of the Securities Act of 1933. The offering was comprised of 20,000 units, each of which contained one share of common stock, six "A" Warrants, fourteen "B" Warrants and one "C" Warrant. A total of $100,000 was raised from the sale of these units. Thereafter, 120,000 A Warrants, 224,270 B Warrants, and 1,860 C Warrants were converted into 368,193 shares of Common stock for which the Company received $402,749.

     In September 1996, the Company acquired all of the issued and outstanding securities of Mundix Control Systems, Inc. for 300,000 unregistered shares of the Company's common stock. The value of the Company's stock attributed to this purchase was $1,500,000 ($5.00 per share).

     In March 1997, the Company acquired certain assets from Camenco, Inc. The purchase price for these assets was established at $816,000, for which the Company issued 200,000 restricted, unregistered shares of its Common stock and paid $10,000.

     In October 1997, the Company purchased from Point Automation, Inc. substantially all of the "Pro Series" product line assets, both tangible and intangible, including the right to use the "Point Automation" name, in exchange for 25,000 shares of restricted, unregistered Common stock, and a commitment to issue up to an additional 50,000 shares of restricted, unregistered common stock to Gary Handelin on certain conditions.

     In May of 1998, a newly formed subsidiary of the Company agreed to acquire the net assets of Nautica Technology Group International, a privately held Georgia corporation for 50,000 restricted, unregistered shares of Sytron Common stock valued at $190,000, and up to 550,000 additional restricted, unregistered shares.

     Also in May of 1998, the Company sold to Crescent International Limited ("Crescent") for $250,000 in cash, 166,667 shares of Common stock, and a Warrant to acquire an additional 100,000 shares of Common stock at a price of $3.375 per share. Rights under the Warrant expire in May of 2003.

     In October 1998, the Company acquired the outstanding shares of Law Enforcement Technologic Resources, Inc. for 440,000 restricted, unregistered shares of Common stock.

     In October 1998, the Company acquired all of the issued and outstanding stock of ECSI Construction Services, Inc. for 100,000 restricted, unregistered shares of Common stock.

     A transaction with Crescent closed on January 15, 1999. It involved

o the sale to Crescent of our convertible promissory note with a face amount of $350,000 (the "First Note"), and the conditional right to sell to Crescent a second convertible promissory note in the face amount of $400,000 (the "Second Note");
o the issuance of 73,045 shares to Crescent as a commitment fee for entering into the January transaction, and our agreement to issue an additional number of shares every six months to Crescent so long as any portion of the First Note or the Second Note remains unpaid;
o    the sale to Crescent of 100,000 shares for an aggregate of $1.00;
o the issuance to Crescent of a warrant (the "Additional Warrant") to purchase up to 726,000 shares from us for $0.01 per share; and
o the payment by Sytron to Crescent of a Note Issuance Fee of $10,500 in cash.

The First Note is convertible according to a formula, which, if it had been in effect on July 1, 1999, would have required Sytron to issue 1,520,362 shares on the conversion of that note. We have also agreed to pay a commitment fee to Crescent every six months so long as any portion of the convertible notes is outstanding. The commitment fee will vary from time to time depending, among other things, on Market Price (a defined term) and the outstanding convertible note balance.

     Except as otherwise indicated above, the above transactions were private transactions not involving a public offering and were exempt from the registration provisions of the Securities Act of 1933, as amended, pursuant to
Section 4(2) thereof. No underwriter was engaged in connection with the foregoing sales of securities.

Item 27.                       Exhibits and Financial Statement Schedules.

    Exhibit
    Number                              Description of Exhibit
    ------                              ----------------------
    3(i)(a)     --        Articles of Incorporation as filed with Pennsylvania
                          Department of State on November 9, 1992

    3(i)(b)     --        Articles  of  Amendment   authorizing   change  in
                          aggregate number of shares able to be issued, as filed with Pennsylvania Department of State on July 3, 1995

    3(i)(c)     --        Articles  of  Amendment   authorizing   change  of
                          corporate name, filed with Pennsylvania Department of State on August 14, 1995

   3(ii)(a)     --        By-Laws (including amendments to Articles 3.2, 5.2,
                          5.5, 7.1, 7.3, and 7.8, as of August 8, 1993)

   3(ii)(b)     --        By-Law Amendment to Articles 7.3 and 7.8, as of
                          July 29, 1999*

     10(a)      --        Executive Employment Agreement dated May 1, 1997,
                          between Sytron, Inc. and Robert Howard

     10(b)      --        Executive Employment Agreement dated May 1, 1997,
                          between Sytron, Inc. and Private Capital Group Ltd.
                          for the services of Mitchel Feinglas

     10(c)      --        Lease of 2770, 2780 Industrial Lane, Broomfield, CO,
                          dated June 30, 1998, between the Robert Law Family
                          Trust and Sytron, Inc.,  with Addendum #1, dated
                          October 29, 1998

     10(d)      --        Stock Purchase Agreement dated October 7, 1998,
                          between Sytron, Inc. and ECSI Construction Services,
                           Inc.

     10(e)      --        Note Purchase Agreement dated January 15, 1999,
                          between Sytron, Inc. and Crescent International
                          Limited




    Exhibit
    Number                             Description of Exhibit
    ------                             ----------------------

     10(f)      --        Convertible Note No. 1 dated January 15, 1999, and due January 15,
                          2001, in the principal amount of $350,000.00

     10(g)      --        Convertible Note No. 2 in the principal amount of $400,000.00

     10(h)      --        Amended and Restated Registration Rights Agreement dated
                          January 15, 1999, between Sytron, Inc. and Crescent International
                          Limited

     10(i)      --        Security Agreement dated January 15, 1999, between Sytron, Inc.
                          and Crescent International Limited

     10(j)      --        Termination Agreement dated January 15, 1999, between Sytron,
                          Inc. and Crescent International Limited


     10(k)      --        Additional  Warrant  dated  January 15,  1999,  to
                          purchase  up to  726,000  shares  of  Common  stock of
                          Sytron, Inc.

     10(l)      --        Promissory Note dated October 3, 1995, in the amount of
                          $45,000.00, due to Springhill Holdings, Ltd. from Sytron, Inc.

     10(m)      --        Promissory Note dated July 15, 1996, in the amount of $28,000.00, due to Springhill Holdings, Ltd. from Sytron, Inc.

     10(n)      --        Promissory Note dated October 3, 1995, in the amount of
                          $10,000.00, due to Werren Holdings, Ltd. from Sytron, Inc.

     10(o)      --        Promissory Note dated October 3, 1995, in the amount
                          of $245,000.00,  due to Katonah West Pension Plan from
                          Sytron, Inc.

     10(p)      --        Promissory  Note dated July 15, 1996,  in the amount
                          of  $54,750.00,  due to Katonah West Pension Plan from
                          Sytron, Inc.

     10(q)      --        Unsecured Note Payable to United Credit  Corporation
                          executed  September 13, 1996,  with monthly  principal
                          and interest  payments of $5,000 beginning  October 1,
                          1996

     10(r)      --        Promissory Note dated June 13, 1997, in the amount of $10,000.00, due June 13, 1998, to Robert M. Long from Sytron, Inc.


                                       -6-




    Exhibit
    Number                               Description of Exhibit
    ------                               ----------------------
     10(s)      --        Secured Promissory Note dated February 1, 1998, in the amount of
                          $56,000.00, due January 31, 2000, to John E. Stuart from Sytron, Inc.


     10(t)      --        Secured Promissory Note dated February 1, 1998, in
                          the amount of  $107,856.00,  due January 31, 2000,  to
                          Irwin Associates Pension Scheme from Sytron, Inc.

     10(u)      --        Secured Promissory  Note dated February 1, 1998, in
                          the amount of  $100,000.00,  due January 31, 2000,  to
                          Basil and Susan Bicknell from Sytron, Inc.

     10(v)      --        Secured Promissory Note dated February 1, 1998, in the amount of
                          $100,000.00, due January 31, 2000, to V.W. Warren Pearl from
                          Sytron, Inc.

     10(w)      --        Secured Promissory Note dated February 1, 1998, in the amount of
                          $100,000.00, due January 31, 2000, to John and Kay Boor from
                         Sytron, Inc.

     10(x)      --        Secured Promissory Note dated February 1, 1998, in
                          the amount of  $44,800.00,  due January 31,  2000,  to
                          Marion Bloch from Sytron, Inc.


     10(y)      --        Agreement between United Credit Corporation,  Dorado
                          Systems Corporation, and Sytron, Inc., dated September
                          13, 1996  detailing  Dorado's  indebtedness  to United
                          Credit as well as amendment of the security  agreement
                          between Dorado and United Credit

     10(z)      --        Agreement between Dorado Systems Corporation and United Credit
                          Corporation, dated December 3, 1995


    10(aa)      --        Note dated September 15, 1996, and Addendum, payable to Richard
                          E. Munz and Irma B. Munz


    10(bb)      --        Secured Promissory Note dated February 1, 1998, in
                          the amount of  $50,000.00,  due January 31,  2000,  to
                          Charles and Janet Robinson from Sytron, Inc.


                                       -7-




    Exhibit
    Number                                   Description of Exhibit
    ------                                  ----------------------
    10(cc)      --        Warrant to Charles Robinson for purchase of 2,500 shares of
                          Sytron, Inc. Common stock, dated February 1, 1998


    10(dd)      --        Loan and Security Agreement dated February 1, 1998, and expiring on February 1, 2000, between Sytron, Inc. and Charles Robinson


    10(ee)      --        Secured Promissory Note dated February 1, 1998, and
                          due January 31,  2000 to Janet  Robinson,  but stating
                          that Charles Robinson is the holder

    10(ff)      --        Warrant dated February 1, 1998, to Janet Robinson for purchase of
                          2,500 shares of Sytron, Inc. Common stock

    10(gg)      --        Loan and Security Agreement dated February 1, 1998, and expiring on February 1, 2000, between Sytron, Inc. and Janet Robinson

   10(hh)       --        Registration  Rights  Agreement  modified  July 15,
                          1996, between Sytron, Inc., Katonah West Pension Plan,
                          Springhill Holdings,  Ltd., Werren Holdings, Ltd., and
                          Private Capital Group Ltd.

    10(ii)      --        Registration  Rights  Agreement  dated October 1995,
                          between  Sytron,  Inc.,  Katonah  West  Pension  Plan,
                          Springhill Holdings,  Ltd., Werren Holdings, Ltd., and
                          Private Capital Group Ltd.

    10(jj)      --        Security Agreement dated October 1995 between debtor Sytron,
                          Inc. and secured parties Katonah West Pension Plan, Springhill
                          Holdings, Ltd., and Werren Holdings, Ltd.

    10(kk)      --        Promissory Note dated October 3, 1995, and due one year from such date, in the amount of $10,000.00, to Werren Holdings, Ltd. from
                          Sytron, Inc.

    10(ll)      --        Promissory Note dated October 3, 1995, and due one year from such date, in the amount of $45,000.00, to Springhill Holdings, Ltd. from
                          Sytron, Inc.

    10(mm)      --        Promissory Note dated October 3, 1995,  and due one
                          year from such date, in the amount of $245,000.00,  to
                          Katonah West Pension Plan from Sytron, Inc.


                                                         -8-




    Exhibit
    Number                              Description of Exhibit
    ------                              ----------------------
    10(nn)      --        Letter Agreement dated as of April 1, 1999, between Werren
                          Holdings, Limited and Sytron, Inc.*


     23(a)      --        Letter of Consent from Jones, Jensen & Company, LLC, dated
                          August 10, 1999*


     23(b)      --        Consent from Bresler, Goodman & Unterman, LLP, dated August
                          10, 1999*



* To be filed with this Amendment No. 1.

Item 28.  Undertakings.

     Sytron hereby undertakes to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement

o to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
o to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and
o to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

     Sytron hereby undertakes that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Sytron hereby undertakes to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of Sytron, we have been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Sytron of expenses incurred or paid by a director, officer or controlling person of Sytron in the successful defense of any action suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, Sytron will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

     For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

     For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, Sytron, Inc. has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Broomfield, State of Colorado, on the 12th day of August, 1999.

                              SYTRON, INC.

                              By: /s/ Robert B. Howard
                                  ----------------------------------------------
                              Robert B. Howard,
                              President and Director, Chief Executive Officer

                              By: /s/ Michael B. Fitzsimons
                                  ----------------------------------------------
                              Michael B. Fitzsimons
                              Vice President and Chief Financial Officer

                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert B. Howard and Michael B. Fitzsimons and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents or any of them or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement or thereto has been signed by the following persons in the capacities and on the dates indicated.

Signature                          Title                       Date
---------                          -----                       ----

/s/ Mitchel A. Feinglas            Chairman and             August 12, 1999
-----------------------            Director
Mitchel A. Feinglas


/s/ James W. Power                 Director                 August 12, 1999
------------------
James W. Power